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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

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 IRON MOUNTAIN INCORPORATED
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2015

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2015 Annual Meeting of Stockholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, on May 28, 2015, at 9:00 a.m. local time for the following purposes:

  1.
  To elect ten (10) directors to the Board of Directors of Iron Mountain Incorporated for a one-year term as directors or until their successors are elected and qualified;

  2.
  To hold a non-binding, advisory vote on the compensation of Iron Mountain Incorporated's named executive officers as described in the accompanying Proxy Statement;

  3.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2015; and

  4.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 2, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. This Proxy Statement is dated April 13, 2015.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number, which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.    We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to cast your vote without delay as instructed in the Notice Regarding the Availability of Proxy Materials that you receive in the mail. You may also request a paper proxy card at any time on or before May 14, 2015 to submit your vote by mail. Proxies may be revoked, or the votes reflected in the proxy changed, by (1) delivering written notice or another duly executed proxy bearing a later date to the Secretary of Iron Mountain Incorporated, (2) completing another proxy in the same manner indicated on the website referred to in the Notice Regarding the Availability of Proxy Materials or (3) attending the Annual Meeting and voting in person. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

        All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts April 13, 2015

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2015: This Notice of Annual Meeting and Proxy Statement, Iron Mountain Incorporated's Annual Report to Stockholders for the year ended December 31, 2014 and directions to the Annual Meeting are available at: www.materials.proxyvote.com/46284V.

 IRON MOUNTAIN INCORPORATED
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 28, 2015

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain, the Company, we, us or our, for use at the Annual Meeting of Stockholders to be held on May 28, 2015, or the Annual Meeting, or at any adjournment or postponement thereof. All stockholders of record on April 2, 2015 are invited to attend the Annual Meeting. The Company's Annual Report to Stockholders for the year ended December 31, 2014 and the Notice Regarding the Availability of Proxy Materials relating to the Annual Meeting, or the Notice of Internet Availability, is first being mailed to stockholders of the Company on or about April 13, 2015.

        Iron Mountain will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy solicitation materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies).

        The Board unanimously recommends that you vote:

  •
  FOR the election of each of the Board's nominees for director;

  •
  FOR the approval of a non-binding, advisory resolution approving the compensation of the Named Executive Officers as described in this Proxy Statement; and

  •
  FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

Stockholders Entitled to Vote

        Iron Mountain's common stock, $0.01 par value per share, or the Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 2, 2015, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or the Record Date, 210,520,051 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

How to Vote

        Your vote is very important no matter how many shares of Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

        If you wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting, you may request one at any time on or before May 14, 2015. You may vote your shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability you receive in the mail, or the Website, by completing and returning a proxy card, or by attending the Annual Meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 27, 2015.

If You Are a Registered Holder of Common Stock

        If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy (on a proxy card or in the manner provided on the Website), you are legally authorizing another person to vote your shares on your behalf. We urge you to vote (1) FOR the Board's nominees for director, (2) FOR the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement and (3) FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. If you submit your executed proxy card or submit a proxy in the manner provided on the Website, your shares will be voted in accordance with the Board's recommendations set forth in this Proxy Statement, unless otherwise directed, in which case your shares will be voted as specified by you on the proxy. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

        In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time, or to another time and place.

        Whether or not you plan to attend the Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the Website or by completing and returning a proxy card. If you later decide to attend the Annual Meeting and vote in person, the vote you cast in person at the Annual Meeting will automatically revoke any previously submitted proxy.

If You Hold Your Shares of Common Stock "In Street Name"

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the holder of record, or street name holder, that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Quorum

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter.

Votes Required

        As more fully described in this Proxy Statement:

  •
  Each nominee for director must receive a majority of the votes cast on his or her nomination to be elected;

  •
  Approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement requires the affirmative vote of a majority of the votes cast on the proposal; and

  •
  Approval of the proposal to ratify the selection of the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and Broker Non-Votes

        A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or the NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received with respect to that item. Under the NYSE rules, brokers may vote on "routine" matters even without instructions from the street name holder. The election of directors and the advisory vote on executive compensation are not "routine" matters for purposes of broker voting. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and your shares will be counted as "broker non-votes." The ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2015 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

        A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and, unless otherwise directed, the shares represented by the proxy card will be voted:

  •
  "For" the election of the Board's nominees for director listed in this Proxy Statement;

  •
  "For" the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement; and

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the proposals that are being submitted to the stockholders at the Annual Meeting. Although the advisory vote on the proposed resolution to approve the compensation of the Company's Named Executive Officers is non-binding, the Compensation Committee of the Board will consider the outcome of the vote when making future compensation decisions for the Company's Named Executive Officers.

Attendance at the Annual Meeting

        Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of the close of business on the Record Date and guests of the Company. If you are a stockholder of record as of the close of business on the Record Date, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Annual Meeting or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Annual Meeting, you must also provide a "legal proxy" obtained from your custodian.

Revocability of Proxies

        Any stockholder giving a proxy in the manner set forth in the Notice of Internet Availability has the power to revoke such proxy at any time before it is exercised. If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by voting over the internet or by telephone at a later time in the manner provided on the Website. Any such notice or vote must be received by 11:59 p.m. Eastern Daylight Time on May 27, 2015. You may also revoke your proxy by attending the Annual Meeting and voting in person.

        Please note, however, that only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

        Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110.

        The Company's website address, www.ironmountain.com, is included several times in this Proxy Statement as a textual reference only, and the information in the Company's website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company's stockholders will receive a Notice of Internet Availability, which will be mailed on or about April 13, 2015.

        On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials at www.materials.proxyvote.com/46284V. The proxy materials will be available free of charge, and the Notice of Internet Availability will provide instructions as to how you may access and review all of the important information contained in the proxy materials (including the Company's Annual Report to stockholders) over the internet or through other methods specified on the Website. The Website contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you receive a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

 ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of eleven directors. In February 2015, the size of the Board was set at ten (10) directors, to take effect immediately at the conclusion of the Annual Meeting. Each current director, other than Ms. Jennifer Allerton, who joined the board on September 15, 2014, served for a one-year term, and the term of each director, including Ms. Allerton, will expire at the Annual Meeting. Mr. Michael Lamach is not standing for re-election at the Annual Meeting.

        At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company's 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following ten (10) individuals, all of whom are current directors of the Company: Jennifer Allerton, Ted R. Antenucci, Pamela M. Arway, Clarke H. Bailey, Kent P. Dauten, Paul F. Deninger, Per-Kristian Halvorsen, William L. Meaney, Walter C. Rakowich and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

Required Vote

        Each nominee for director must receive a majority of the votes on his or her nomination to be elected. This means a nominee will be elected to the Board only if the votes cast "For" such nominee's election exceed the votes cast "Against" such nominee's election, with abstentions and broker non-votes not counting as votes "For" or "Against." Under the Company's Bylaws, if the number of votes cast "For" a director nominee does not exceed the number of votes "Against" the director nominee, and if the nominee is an incumbent director, then he or she must promptly tender his or her resignation from the Board. Each incumbent director has already tendered an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the Annual Meeting or any meeting of stockholders at which he or she faces re-election and (2) the acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee of the Board and excluding the nominee in question, whether to accept the resignation. The Board's explanation of its decision will be promptly disclosed in a filing with the SEC.

        As previously mentioned, brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proxy so that your votes may be counted on this important matter.

        The Board recommends that you vote FOR the election of each of the Board's ten (10) nominees to serve as directors of Iron Mountain until the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Information Concerning the Directors and Director Nominees

        Set forth below is the name and age of each of our director nominees and his or her principal occupation as of April 15, 2015, as well as his or her business experience during the past five years and the names of certain other companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity and sound judgment and excellent analytical skills. Each of our director nominees has demonstrated business acumen and complements the attributes and skills of the other director nominees. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Jennifer Allerton Age 63	Ms. Allerton has been one of our directors since September 2014. Ms. Allerton has more than 38 years of information technology experience, most recently as chief information officer at F. Hoffman la Roche in Switzerland with responsibility for IT strategy and operations for the Pharma division and all Group IT operations from June 2002 to July 2012. Prior to Roche, Ms. Allerton served from May 1999 to June 2002 as Technology Director at Barclaycard in the UK with responsibility for Fraud Operations and IT. Ms. Allerton serves on the board of directors of Oxford Instruments, a provider of high technology tools and systems, and Aveva, an engineering design and information management solutions firm for the plant, power and marine industries. Ms. Allerton holds Bachelor degrees in Mathematics from Imperial College, London and in Physical Sciences and Geosciences from the Open University, United Kingdom, and a Master's degree in Physics from the University of Manitoba, Canada. We believe Ms. Allerton's qualifications for nomination include her significant experience working for global multinational companies and running complex, international businesses, her extensive knowledge of technology and its successful application to data centers, and her experience as a board member of several large international companies.
Ted R. Antenucci Age 50
Mr. Antenucci has been one of our directors since June 2011. Mr. Antenucci currently serves as both president and chief executive officer of Catellus Development Corporation, or Catellus, a private real estate developer, positions he has held since March 2011. Additionally, until June 30, 2011, he served in a dual role as president and chief investment officer of Prologis, Inc., or Prologis, a publicly held industrial real estate investment trust, or REIT, positions he assumed in 2007. Prior to these roles, Mr. Antenucci served from 2005 to 2007 as president of global development for Prologis. From 2001 to 2005, he was president of Catellus Commercial Development, a subsidiary of Catellus, until Catellus and Prologis merged in 2005. Mr. Antenucci serves on the board of directors of Hudson Pacific Properties, a publicly held company, on the board of Catellus and as a trustee of the Children's Hospital Foundation, a non-profit organization. Mr. Antenucci holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara. We believe Mr. Antenucci's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Antenucci has developed as an executive of an industrial REIT and as a member of the board of directors of a publicly held real estate company, as well as his experience in real estate acquisitions, operations and capital allocation.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Pamela M. Arway Age 61	Ms. Arway has been one of our directors since May 2014. Ms. Arway served in a number of capacities during her 21-year career with the American Express Company, Inc., a global payments, network and travel publicly held company, and its subsidiaries, until her retirement in 2008. Ms. Arway served as president, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore from October 2005 to January 2008. From December 2004 to October 2005, Ms. Arway served as chief executive officer, American Express Australia Ltd., Sydney, Australia. From July 2000 to December 2004, Ms. Arway served as executive vice president and general manager, Corporate Travel North America, American Express Company, Inc. Ms. Arway has been a director of The Hershey Company, a publicly held company, since May 2010 and has been a director of DaVita Healthcare Partners, Inc., a publicly held company, since May 2009. Ms. Arway holds a Bachelor's degree in languages from Memorial University of Newfoundland and a Master of Business Administration degree from Queen's University, Kingston, Ontario, Canada. We believe Ms. Arway's qualifications for nomination include her significant leadership experience as a global executive, her expertise in the areas of marketing, international business, finance and government affairs and her experience as a board member of several large publicly held companies.
Clarke H. Bailey Age 60
Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc., a private company that until November 2011 was engaged in the manufacture and distribution of CDs and DVDs, and has served as its chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey has served as a director of SMTC Corporation, a publicly held company, since June 2011. Mr. Bailey has served as Chairman of SMTC Corporation since April 2014 and he served as executive chairman and interim chief financial officer of SMTC Corporation from May 2013 to April 2014. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe Mr. Bailey's qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business acquired by Iron Mountain in 1998, his understanding of our businesses, operations and strategies as an Iron Mountain Board member for the past 17 years, his past experience as chairman and chief executive officer of another publicly held company, his service on the boards of directors of other publicly held companies and his experience as chairman of our Compensation Committee.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Kent P. Dauten Age 59	Mr. Dauten has been one of our directors since November 1997. Mr. Dauten serves as Managing Director of Keystone Capital, Inc., a private investment firm, a position he has held since founding the firm in February 1994. Mr. Dauten served as a director of Health Management Associates, Inc., a publicly held hospital management firm, from November 1988 until August 2013. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Dauten's qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company acquired by Iron Mountain in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private investment business, his understanding of our businesses, operations and strategies as an Iron Mountain Board member for over 17 years, his qualification as a financial expert on our Audit Committee, his service on the board of directors of another publicly held company and his prior experience as our lead independent director.
Paul F. Deninger Age 56
Mr. Deninger joined our Board in September 2010. Mr. Deninger has been a senior managing director at Evercore Partners, Inc., a publicly held investment banking advisory firm, since February 2011. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies & Company, Inc., or Jefferies, a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc. Prior to Jefferies, Mr. Deninger held various positions at Broadview International LLC, or Broadview, a private investment banking firm he joined in 1987, including serving as its chairman and chief executive officer at the time Broadview was acquired by Jefferies in 2003. Mr. Deninger holds a Bachelor of Science degree from Boston College and a Master of Business Administration from Harvard Business School. We believe Mr. Deninger's qualifications for nomination include his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience including as a former chief executive officer.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Per-Kristian Halvorsen Age 63	Mr. Halvorsen joined our Board in September 2009. Mr. Halvorsen has been chief innovation officer and senior vice president of Intuit Inc., or Intuit, a publicly held software company, since December 2008. Prior to that role, Mr. Halvorsen served as Intuit's chief technology officer from 2007 to 2008 and chief technology innovation officer from 2006 to 2007. Prior to Intuit, Mr. Halvorsen was vice president and center director of Solutions and Services for Hewlett-Packard Company, a publicly held company, where, from 2000 to 2005, he oversaw global research and advanced technology for its IT services division. Mr. Halvorsen was laboratory manager and principal scientist at Xerox Palo Alto Research Center, where he founded the Information Sciences and Technology Lab and worked from August 1983 to May 2000. Mr. Halvorsen has been a director of Autodesk Inc., a publicly held company, since March 2000. Mr. Halvorsen holds a Ph.D. and a Master of Arts degree from the University of Texas at Austin. We believe Mr. Halvorsen's qualifications for nomination include his extensive knowledge about the technology industry, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies, his understanding and insight with respect to international businesses and his experience as a member of the boards of directors of publicly held companies.
William L. Meaney Age 54
Mr. Meaney assumed the role of the Company's chief executive officer, or CEO, and, simultaneously, became a member of the Board, in January 2013. Mr. Meaney served as chief executive officer of The Zuellig Group, a private business-to-business conglomerate, from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Air Lines, Ltd., a private company providing passenger and cargo transportation services in Europe and internationally, from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of Qantas Airways Limited, an Australian publicly held company offering passenger and air freight transportation services in Australia and internationally, and on the boards of trustees of Carnegie Mellon University and Rensselaer Polytechnic Institute. Mr. Meaney holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Master of Science degree in Industrial Administration from Carnegie Mellon University. We believe Mr. Meaney's qualifications for nomination include his understanding of our businesses, operations and strategies as our current CEO, his extensive experience with global operations and capital allocation and his experience leading a primarily business-to-business company.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Walter C. Rakowich Age 57	Mr. Rakowich has been one of our directors since August 2013. Mr. Rakowich served as CEO of Prologis from November 2008 through June 2011, when Prologis merged with AMB Property Corporation, after which he assumed the role of co-CEO and served as a member of the Prologis board of directors until he retired in December 2012 after 18 years at Prologis. Before becoming CEO, Mr. Rakowich held a number of senior management positions while at Prologis, including managing director and chief financial officer from December 1998 to January 2005 and president and chief operating officer from January 2005 to November 2008. Mr. Rakowich served on the Prologis board of trustees from January 2005 through June 2011. Mr. Rakowich is a member of the board of directors of Host Hotels & Resorts, Inc., a publicly held company. Mr. Rakowich holds a Bachelor of Science degree in accounting from Pennsylvania State University and a Master of Business Administration degree from Harvard Business School. We believe Mr. Rakowich's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Rakowich has developed as CEO of an industrial REIT, as well as his corporate finance and accounting expertise.
Alfred J. Verrecchia Age 72
Mr. Verrecchia became a member of our Board in March 2010 and has served as our Independent Chairman since March 2013. Mr. Verrecchia has been chairman of the board of directors of Hasbro, Inc., or Hasbro, a publicly held branded play company, since May 2008. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro's chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of several publicly held companies, including Old Stone Corp. from 1987 to 2012, FGX International Holdings Limited from February 2009 to March 2010 and CVS Caremark from September 2004 to March 2007. Mr. Verrecchia holds both a Bachelor of Arts degree in accounting and a Master of Business Finance degree, each from the University of Rhode Island. We believe Mr. Verrecchia's qualifications for nomination include his strong understanding and insights related to the operation of an enterprise in both the U.S. and international markets as the current chairman and former chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business, his extensive understanding of the capital markets and accounting as a former chief financial officer, his experience as a member of the board of directors of other publicly held companies and his prior experience as our lead independent director.

 Directors Not Standing for Re-Election

Name	Principal Occupations and Business Experience During the Past Five Years
Michael W. Lamach Age 51	Mr. Lamach joined our Board in July 2007. In June 2010, Mr. Lamach was appointed as chairman, president and chief executive officer of Ingersoll Rand, plc., or Ingersoll Rand, a publicly held diversified industrial company. Prior to this, he held the positions of president and chief executive officer of Ingersoll Rand from February 2010 through June 2010. Mr. Lamach served as president and chief operating officer of Ingersoll Rand from February 2009 through February 2010 and was a senior vice president and president of various sectors of Ingersoll Rand since February of 2004. He holds a Bachelor of Science degree in engineering from Michigan State University and a Master of Business Administration degree from Duke University.

        The Board annually elects the officers of the Company. Each officer holds office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until such officer sooner dies, resigns or is removed. There are no family relationships between or among any of the Company's officers or directors.

        Set forth below is the name and age of each of our executive officers who is not nominated to be a director of the Company, his or her principal occupation and business experience during the past five years and the names of certain other companies of which he or she served as a director, as of April 15, 2015.

Name	Principal Occupations and Business Experience During the Past Five Years
Ernest W. Cloutier Age 42	Mr. Cloutier was appointed executive vice president, U.S. federal, security and legal of the Company in June 2014. In his current role, Mr. Cloutier also serves as the Company's general counsel and secretary, positions which he has held since joining the Company in December 2007 as a senior vice president of the Company. In June 2011 Mr. Cloutier was appointed as an executive vice president of the Company, and Mr. Cloutier assumed responsibility for the Company's global security and risk organizations in March 2014. Prior to joining the Company, Mr. Cloutier served as senior vice president, general counsel and secretary for Digitas Inc. from May 2004 to November 2007. Mr. Cloutier holds a Bachelor of Arts degree in Political Science from Bates College and a juris doctor from The American University Washington College of Law.
Roderick Day Age 51
Mr. Day was appointed chief financial officer of the Company in March 2014. Prior to this appointment, Mr. Day served as the Company's interim chief financial officer since November 2013. Mr. Day served as senior vice president and chief financial officer of Iron Mountain International from November 2009 to October 2013. In July 2008, Mr. Day joined the Company as chief financial officer of Iron Mountain Europe. Prior to joining the Company, Mr. Day served as chief financial officer at AOL Europe from September 2006 to May 2008. Mr. Day served as vice president, finance and strategy at AOL Europe from August 2003 to August 2006 and director, financial control and planning at AOL Europe from September 2001 to July 2003. Mr. Day holds a degree in Economics from Cambridge University and a Master of Business Administration degree from London Business School.

Name	Principal Occupations and Business Experience During the Past Five Years
Marc A. Duale Age 62	Mr. Duale was appointed president, Iron Mountain International in September 2008. He served as president of Iron Mountain Europe from May 2006 to September 2008. Prior to joining the Company, Mr. Duale served as managing director for Reuters Asia from January 2002 to April 2006. From 1999 to 2002, Mr. Duale served as chief operating officer for DHL Asia. He holds a Bachelor of Science degree and a Master of Science degree from Ecole Nationale des Techniques Avancees, a Master of Business Administration degree from Harvard Business School and a Master of Science degree in ocean engineering from the Massachusetts Institute of Technology.
Patrick Keddy Age 60
Mr. Keddy was appointed executive vice president and general manager, North America and Western Europe of the Company in April 2015. Mr. Keddy joined the Company as senior vice president, Western Europe, in November 2011, responsible for the operations of the Company's Records Management, Document Management Solutions, Data Management and Secure Shredding businesses. Prior to joining the company Mr. Keddy served as President of the International Division of Pitney Bowes Inc. from 2005 to 2010. Mr. Keddy holds a Bachelor of Science in Administrative Science from the University of Aston in Birmingham, UK and is a Member of the Chartered Institute of Marketing.
Theodore MacLean Age 50
Mr. MacLean was appointed executive vice president, chief marketing officer of the Company in September 2014. Prior to joining the Company, Mr. MacLean served as general manager, emerging market strategies and sales at Microsoft Corporation from May 2011 to September 2014. From October 2008 to May 2011, Mr. MacLean served as general manager, open solutions group at Microsoft Corporation. Mr. MacLean holds a Bachelor of Arts from Carleton College and a Master of Business Administration from the Anderson School at the University of California, Los Angeles.
Eileen Sweeney Age 48
Ms. Sweeney was appointed senior vice president and general manager, data management of the Company in August 2014. Prior to August 2014, Ms. Sweeney served as vice president and general manager of the global manufacturing industry for Computer Sciences Corporation, or CSC, from June 2012 to July 2014. From 2010 to June 2012, Ms. Sweeney served as president of the general dynamics account for CSC. From 2007 to 2010, Ms. Sweeney served as global president of the manufacturing sector for CSC. Ms. Sweeney holds a Bachelor of Science from Union College and a Master of Business Administration and Master of Science in Industrial Engineering from Northwestern University.
John Tomovcsik Age 47
Mr. Tomovcsik was appointed executive vice president and general manager, records and information management of the Company in January 2014. From January 2007 to December 2013, Mr. Tomovcsik served as executive vice president and chief operating officer, Iron Mountain North America, responsible for the operations of the Company's Records Management, Document Management Solutions, Data Management and Secure Shredding core businesses.

Name	Principal Occupations and Business Experience During the Past Five Years
Anastasios Tsolakis Age 58	Mr. Tsolakis was appointed executive vice president, global services and chief information officer of the Company in September 2011. Mr. Tsolakis served as executive vice president and chief information officer of the Company since joining the Company in September 2010. Prior to joining the Company, Mr. Tsolakis served as chief information officer from July 2008 to August 2010 at Affiliated Computer Services, Inc., a publicly held company that was acquired in 2009 by Xerox Corporation. Mr. Tsolakis holds a Bachelor of Science degree in electrical engineering from Wilkes University, a Masters of Business Administration from the University of Pennsylvania, Wharton Business School and a Ph.D. and Master of Science degree in electrical engineering from Virginia Polytechnic Institute and State University.

Board of Directors and Committees

        Independence.    Our Board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. The Board evaluates independence pursuant to NYSE standards each year by affirmatively determining whether each director has a direct or indirect material relationship with the Company (including its subsidiaries) and members of the Company's management that may interfere with such director's ability to exercise his or her independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. None of our independent directors (other than Mr. Deninger) has any relationship with the Company or its management other than his or her service as a director and on committees of the Board, and the Board has concluded that none of the Company's directors possess the objective relationships set forth in the NYSE listing standards that prevent independence.

        In assessing the independence of Mr. Deninger, the Board considered Mr. Deninger's position as a senior managing director at Evercore Partners Inc., or Evercore. In 2013 the Company entered into an agreement with Evercore pursuant to which Evercore agreed to provide financial advisory services to the Company, as further described under the "Certain Relationships and Related Transactions" section of this Proxy Statement. In 2014 the Company incurred the final $250,000 of fees associated with the agreement with Evercore. The Board determined that, because Mr. Deninger agreed to waive any direct fees he may receive in connection with the Evercore engagement and did not work on the engagement on behalf of Evercore, this relationship would not interfere with Mr. Deninger's ability to exercise independence from the Company.

        The Board has determined that all of our non-management directors qualify as independent under NYSE rules. One of our directors, Mr. Meaney, is a management employee involved in our day-to-day activities and is not considered to be an independent director.

        Attendance.    During the fiscal year ended December 31, 2014, the Board held 11 meetings. Each incumbent director, except for Ms. Allerton, attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served that were held during the period for which such director served. Ms. Allerton joined the Board on September 15, 2014 and attended four Board and committee meetings, but was unable to attend two committee meetings on a particular date due to a conflicting commitment that existed prior to her appointment to the Board. All of our directors standing for re-election at the time attended our 2014 Annual Meeting of Stockholders. All directors standing for re-election are expected to attend the Annual Meeting. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our

Corporate Governance Guidelines, the full text of which appears under the heading "Company/Investors/Corporate Governance" on our website at www.ironmountain.com.

Board Leadership Structure

        The Board does not have a formal policy as to whether the roles of Chairman and CEO should be combined or separated. The Board believes that Iron Mountain stockholders are best served by the Board having flexibility to consider the relevant facts and circumstances and determine, at the time of the Chairman's election, the best leadership structure for the Company rather than by adhering to a formal standing policy on the subject.

        The Board has acknowledged that the decision to separate the roles of Chairman and CEO depends in large part on the current and expected needs of the Company. As a result of the Board's ongoing review of its leadership structure, the Board has determined that the position of Chairman should be held by a non-employee of the Company. The Board believes that the current leadership structure, which separates the roles of CEO and Independent Chairman, fosters effective governance and oversight of the Company. The Independent Chairman controls the Board meeting agendas, which ensures that topics deemed important by the independent directors are included in Board discussions and best enables the Board to express its views on our management, strategy and execution. The Independent Chairman is responsible for advising the CEO and presiding over meetings of the Board, presiding over all executive sessions of non-management directors, consulting with the CEO on Board meeting agendas and acting as a liaison between management and non-management directors. The CEO is responsible for setting the Company's strategy and leading the organization's day-to-day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis.

        The Board generally convenes in non-management executive session after each Board meeting.

Committees

        The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee and Risk and Safety Committee. The Board has adopted a charter for each of its standing committees, and each such charter is available on our website at www.ironmountain.com under the heading "Company/Investors/Corporate Governance." During the fiscal year ended December 31, 2014, the Audit Committee held seven meetings, the Compensation Committee held nine meetings, the Nominating and Governance Committee held six meetings, the Finance Committee held five meetings and the Risk and Safety Committee, which was formed in May 2014, held two meetings.

        The Nominating and Governance Committee annually reviews the composition of the Board committees and considers whether to recommend committee membership changes to the Board. As part of this process in 2014, the Board rotated several committee members and chairs. In 2014 at least one new member joined each committee, and each committee also maintained several of its existing members for continuity.

        Membership on each committee as of April 1, 2015 is set forth in the chart below.

 Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Alfred J. Verrecchia(1)			✓*
Jennifer Allerton	✓				✓
Ted R. Antenucci	✓			✓
Pamela M. Arway		✓*	✓
Clarke H. Bailey		✓	✓		✓*
Kent P. Dauten	✓		✓	✓*
Paul F. Deninger				✓	✓
Per-Kristian Halvorsen		✓			✓
Michael W. Lamach		✓		✓
William L. Meaney					✓
Walter C. Rakowich	✓*		✓

(1)
Chairman of the Board

*
Committee Chair

        Audit Committee.    Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards. The Audit Committee: (1) assists the Board in oversight of the integrity of the Company's financial statements; (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements; (3) assists the Board in oversight of the independent registered public accounting firm's retention, qualifications and independence; (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors; (5) prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement; (6) performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policies and Procedures described on page 67 of this Proxy Statement; and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website, www.ironmountain.com, under the heading "Company/Investors/Corporate Governance."

        Compensation Committee.    Each member of the Compensation Committee qualifies as independent under the NYSE listing standards. The Compensation Committee: (1) reviews, approves and recommends to the independent members of the Board the base salary, equity-based incentives and the payment of short- term incentive compensation for the CEO; (2) approves all long-term equity incentives to our employees, including Messrs. Cloutier, Day, Duale, Meaney and Tomovcsik, or the Named Executive Officers, under the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, and the 2014 Stock and Cash Incentive Plan, or the 2014 Plan; (3) reviews and approves the annual cash compensation for Named Executive Officers (other than the CEO) based on recommendations from the CEO and reports to the Board on such decisions; (4) reviews the Company's cash and stock-based incentive compensation plans to assess their effectiveness in meeting the Company's goals and objections and exercises all of the authority of the Board with respect to the administration of such plans; (5) annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's Annual Report on Form 10-K and annual proxy statement; (6) annually prepares and publishes an annual report of the Compensation Committee for inclusion in the Company's Annual Report on Form 10-K and annual proxy statement; (7) reviews and discusses at least on an annual basis the risks arising from the Company's compensation policies for its employees; and (8) takes other actions to meet its responsibilities as set forth in its written charter.

        The Board has delegated final authority for compensation decisions for the Named Executive Officers, other than our CEO, to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to a sub-committee composed of members of the Compensation Committee, but it has not done so to date.

        For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the "Compensation Discussion and Analysis" section in this Proxy Statement.

        Nominating and Governance Committee.    Each member of the Nominating and Governance Committee qualifies as independent under the NYSE listing standards. The Nominating and Governance Committee: (1) recommends the composition of the Board; (2) identifies and recommends candidates for nomination to the Board; (3) recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board; (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company; (5) assists the Board in annually reviewing management succession; (6) develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including evaluations of individual Board members) and each of the Board's standing committees; (7) develops and proposes, for approval by the Board, compensation policies for the Company's non-employee directors; (8) annually reviews contributions to candidates made by the Iron Mountain Incorporated Political Action Committee, or IMPAC, and determines the composition of the IMPAC board; and (9) takes other actions to meet its responsibilities as set forth in its written charter.

        Finance Committee.    Although the NYSE listing standards do not require members of the Finance Committee to be independent, all members of the Finance Committee qualify as independent under the NYSE listing standards and the Board's assessment of any material relationships with the Company. The Finance Committee: (1) reviews the Company's capital structure and financial strategies; (2) reviews the Company's material capital allocation decisions, strategic investments and dispositions and other opportunities for maximizing stockholder value; (3) considers and reviews the Company's dividend and share repurchase policies and programs and other strategies to return capital to stockholders; (4) reviews the Company's derivatives and hedging policies and strategies; (5) reviews the Company's investment policies and practices; (6) reviews the Company's credit ratings and strategy, (7) periodically reviews the Company's investor relations strategy, (8) furnishes periodic reports to the Board concerning the Finance Committee's work; and (9) performs such other duties as the Board may assign to the committee from time to time.

        Risk and Safety Committee.    The Risk and Safety Committee (1) reviews and monitors material safety, security, business continuity, information security and risk management strategies and systems; (2) reviews and monitors material safety, security, business continuity, information security and risk management policies and processes implemented, established and reported on by the Company's management and (3) takes other actions to meet its responsibilities as set forth in its written charter.

Board and Committee Evaluations

        The Nominating and Governance Committee oversees the Board and committee evaluation process. Generally, including in 2014, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their next meetings in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board, committees, individual directors, Board and committee structure and dynamics, and areas for possible improvement. In 2013, the Nominating and Governance Committee engaged an independent third party firm to conduct a comprehensive independent evaluation of the Board, the committees and individual directors. The evaluation process consisted of confidential written questionnaires and one-on-one interviews of our directors and management. The resulting information was compiled and summarized by the independent third party and then reviewed and discussed at a subsequent Board meeting. The Nominating and Governance Committee establishes the board and committee evaluation process each year and may determine to use an independent third party evaluation process from time to time in the future.

Risk Oversight

        The Board is responsible for oversight of the Company's management of enterprise risks. Iron Mountain senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. The Board receives regular reports on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. The Board, or the committee of the Board assigned responsibility for a specific area of risk, receives reports from the Company executive accountable for understanding and mitigating the identified risk. When a committee of the Board receives a risk report, the chairman of such committee provides a summary of the discussion to the Board during the next regularly scheduled Board meeting. This practice allows the Board and each of its committees to remain coordinated in their oversight of enterprise risk.

        Historically, the Audit Committee has led the oversight of a majority of the risk mitigation initiatives associated with the Company's enterprise risk assessment and management efforts. In furtherance of its commitment to risk oversight, the Board formed a Risk and Safety Committee in May 2014 to, among other things, provide additional support to the Board in ensuring that the Company's enterprise risk management program is established appropriately and operating effectively.

Political Expenditures

        Our Global Political Contribution Policy, together with our Code of Ethics and Business Conduct, guide our approach to ethical business behavior and corporate political contributions. Our Global Political Contribution Policy provides that Iron Mountain does not make political contributions in any form or amount from corporate funds or resources, even when permitted by applicable law. This means corporate funds are not used in support of or opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates. In addition, corporate funds are not used for "electioneering" communications.

        The Company administers IMPAC, which is a non-partisan political action committee supporting congressional candidates at the federal level only. IMPAC allows eligible employees to pool their resources to support candidates who understand the issues important to the Company's business and its employees. Participation in IMPAC is strictly voluntary. Except for administrative expenses, IMPAC is funded solely by the Company's employees and directors and is not supported by funds from the Company. IMPAC complies with federal election laws and all other applicable laws, and reports regularly to the Federal Elections Commission. In addition, IMPAC is governed by a set of bylaws and supervised by a board of directors composed of senior managers from different areas of the Company.

        The Company is a member of a number of trade associations that participate in public relations activities such as education and conferences, but not for the purpose of making political contributions. Our Code of Ethics and Business Conduct and our Global Political Contribution Policy are available on our website under the heading "Company/Investors/Corporate Governance."

Stockholder Communications to Board of Directors

        The Board believes it is important to engage effectively with stockholders. To facilitate this engagement, the Board believes it is important for stockholders and others to have a process to send communications to the Board. Accordingly, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Independent Chairman, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. Communications to the Board should be mailed to Corporate Secretary, c/o Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110; the Secretary's email address is corporatesecretary@ironmountain.com. Upon receiving such mail or email, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail or email to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board is responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that they will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board's policy is to give due consideration to the Board's overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board. It is the practice of the Nominating and Governance Committee to then consider these factors when screening and evaluating candidates for nomination or re-election to the Board. The Board will not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) acceptance of such resignation by the Board.

        The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors, and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described in the Company's Bylaws and this Proxy Statement.

        In 2014 the Nominating and Governance Committee retained the services of Egon Zehnder International, or Egon Zehnder, in connection with the Company's search for new directors as part of the Board's succession planning process. Egon Zehnder provided the Nominating and Governance Committee with lists of candidates that meet criteria established by the Board and assisted the Nominating and Governance Committee in meeting and assessing the qualifications of candidates in order to assist the committee with its review of potential candidates. Ms. Pamela M. Arway and Ms. Jennifer Allerton, who joined the Board as directors in 2014, were candidates identified by Egon Zehnder.

Nominations and Proposals of Stockholders

        A stockholder who, in accordance with Rule 14a-8, or Rule 14a-8, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, wants to present a proposal for inclusion in the Company's 2016 Proxy Statement and proxy card relating to the 2016 Annual Meeting of Stockholders must submit the proposal by December 15, 2015. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

        Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2016 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 2.4 of our Bylaws, in the case of business proposals, or Section 3.2 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2016 Annual Meeting of Stockholders, Sections 2.4 and 3.2 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2016 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than January 29, 2016 and no later than February 27, 2016. However, if the date of our 2016 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after May 28, 2016, the anniversary of the 2015 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws.

        All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

Code of Ethics

        Our Code of Ethics and Business Conduct applies to each of the Company's employees, including officers, and directors. Our Code of Ethics and Business Conduct is posted on our website, www.ironmountain.com, under the heading "Company/Investors/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to the Company's CEO, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

 ITEM 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), and related rules of the SEC, we are including this separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers listed in the "Summary Compensation Table" appearing in this Proxy Statement, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        Our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our and our stockholders' long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation program is our "pay for performance" philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the "Compensation Discussion and Analysis" section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

        The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the compensation paid to the Named Executive Officers as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2015 Annual Meeting of Stockholders, is hereby APPROVED."

Required Vote

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the compensation of our Named Executive Officers, as described in the "Compensation Discussion and Analysis" section, the compensation tables and the other narrative compensation disclosures contained in the Proxy Statement. For the purpose of determining whether a majority of the votes has been cast in favor of the approval of this resolution, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. The opportunity to vote on this resolution is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this resolution is not binding upon the Company and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

        Our current policy is to provide stockholders with an opportunity to approve the compensation paid to our Named Executive Officers each year at our annual meeting of stockholders. We currently expect that the next such vote will occur at our 2016 Annual Meeting of Stockholders.

        The Board recommends that you vote FOR the approval of the foregoing non-binding, advisory resolution approving the compensation of our Named Executive Officers.

 ITEM 3

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche LLP in 2014 are shown in the table appearing on page 69 of this Proxy Statement.

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director and nominee for director; (2) the Named Executive Officers; (3) all directors and executive officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 31, 2015, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Percent Owned
Directors and Named Executive Officers
Jennifer Allerton(3)	2,889	*
Ted R. Antenucci(4)	9,786	*
Pamela M. Arway(5)	4,728	*
Clarke H. Bailey(6)	228,906	*
Ernest W. Cloutier(7)	240,196	*
Kent P. Dauten(8)	2,315,729	1.1%
Roderick Day(9)	54,027	*
Paul F. Deninger(10)	45,607	*
Marc A. Duale(11)	65,774	*
Per-Kristian Halvorsen(12)	13,524	*
Michael W. Lamach(13)	24,030	*
William L. Meaney(14)	310,023	*
Walter C. Rakowich(15)	138	*
John Tomovcsik(16)	62,797	*
Alfred J. Verrecchia(17)	29,934	*
All directors and executive officers as a group(18)	3,561,986	1.7%
Five Percent Stockholders:
The Vanguard Group(19)	26,267,170.00	12.5%
Capital World Investors(20)	24,940,333.00	11.8%
Vincent J. Ryan(21)	15,894,566.85	7.6%
Blackrock Inc.(22)	12,080,477.00	6.2%
Parnassus Investments(23)	10,556,778.00	5.0%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and Named Executive Officers is c/o Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110.

(3)
Ms. Allerton is a director of the company. Consists of 2,889 Restricted Stock Units, or RSUs, that will vest within 60 days of March 31, 2015. Each RSU represents a contingent right to receive one share of Common Stock.

(4)
Mr. Antenucci is a director of the Company. Does not include: (1) the 4,728 unvested shares of phantom stock previously reported on Forms 4 filed with the SEC as of March 31, 2015 that will vest within 60 days of March 31, 2015 or (2) the 10,074.5355 vested shares of phantom stock previously reported on Forms 4 filed with the SEC as of March 31, 2015. Shares of phantom stock, or the Phantom Stock, have been acquired pursuant to the Iron Mountain Incorporated Directors

  Deferred Compensation Plan, or the DDCP, and each share of Phantom Stock is the economic equivalent of one share of Common Stock.

(5)
Ms. Arway is a director of the Company. Consists of 4,728 RSUs that will vest within 60 days of March 31, 2015.

(6)
Mr. Bailey is a director of the Company. Includes 12,409 shares held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 12,409 shares held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Includes 52,494 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015. Does not include: (1) the 4,728 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015 that will vest within 60 days of March 31, 2015 or (2) the 14,427.66 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015.

(7)
Mr. Cloutier is executive vice president, U.S. federal, security and legal of the Company. Includes 212,715 shares that Mr. Cloutier has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015.

(8)
Mr. Dauten is a director of the Company. Consists of 2,268,279 shares held in a joint securities account, 42,722 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015 and 4,728 RSUs that will vest within 60 days of March 31, 2015.

(9)
Mr. Day is executive vice president, chief financial officer of the Company. Includes 41,211 shares that Mr. Day has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015.

(10)
Mr. Deninger is a director of the Company. Includes 13,390 shares that Mr. Deninger has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015 and 4,728 RSUs that will vest within 60 days of March 31, 2015.

(11)
Mr. Duale is president, Iron Mountain International. Includes 20,101 shares that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015.

(12)
Mr. Halvorsen is a director of the Company. Includes 4,728 RSUs that will vest within 60 days of March 31, 2015. Does not include the 13,200.3055 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015.

(13)
Mr. Lamach is a director of the Company who is not standing for re-election at the Annual Meeting. Includes 4,728 RSUs that will vest within 60 days of March 31, 2015. Does not include the 2,129.6122 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015.

(14)
Mr. Meaney is CEO and a director of the Company. Includes 282,903 shares that Mr. Meaney has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015.

(15)
Mr. Rakowich is a director of the Company. Does not include: (1) the 4,728 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015 that will vest within 60 days of March 31, 2015 or (2) the 4,699.557 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015.

(16)
Mr. Tomovcsik is executive vice president & general manager, records and information management of the Company. Includes 37,584 shares that Mr. Tomovcsik has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015.

(17)
Mr. Verrecchia is a director of the Company. Includes 18,290 shares that Mr. Verrecchia has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015. Does not include: (1) the 4,728 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015 that will vest within 60 days of March 31, 2015 or (2) the 10,913.659 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of March 31, 2015.

(18)
Includes 814,197 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2015.

(19)
This information is as of December 31, 2014 and is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2015, or The Vanguard Group Schedule 13G. In accordance with the disclosures set forth in The Vanguard Group Schedule 13G, The Vanguard Group reports sole voting power over 320,699 shares and sole dispositive power over 25,971,363 shares. The percent owned is based on the calculation provided by The Vanguard Group in The Vanguard Group Schedule 13G. Based on the information provided in The Vanguard Group Schedule 13G, the address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(20)
This information is as of December 31, 2014 and is based solely on a Schedule 13G/A filed by Capital World Investors with the SEC on February 13, 2015, or the Capital World Investors Schedule 13G/A. In accordance with the disclosures set forth in the Capital World Investors Schedule 13G/A, Capital World Investors reports sole voting power and sole dispositive power over 24,940,333 shares. The percent owned is based on the calculation provided by Capital World Investors in the Capital World Investors Schedule 13G/A. Based on the information provided in the Capital World Investors Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(21)
This information is as of December 31, 2014 and is based solely on a Schedule 13G/A filed by Mr. Vincent J. Ryan with the SEC on February 13, 2015, or the Ryan Schedule 13G/A. Mr. Ryan is a former director of the Company who retired from the Board effective November 1, 2014. In accordance with the disclosures set forth in the Ryan Schedule 13G/A, Mr. Ryan reports sole voting power over 9,617,614.366 shares and sole dispositive power over 12,373,651.236 shares. The percent owned is based on the calculation provided by Mr. Ryan in the Ryan Schedule 13G/A. Based on the information provided in the Ryan Schedule 13G/A, the address of Mr. Ryan is c/o Schooner Capital LLC, 60 South Street, Suite 1120, Boston, Massachusetts 02111.

(22)
This information is as of December 31, 2014 and is based solely on a Schedule 13G filed by Blackrock, Inc. with the SEC on February 2, 2015, or the Blackrock Schedule 13G. In accordance with the disclosures set forth in the Blackrock Schedule 13G, Blackrock, Inc. reports sole voting power over 10,579,530 shares and sole dispositive power over 12,080,477 shares. The percent owned is based on the calculation provided by Blackrock, Inc. in the Blackrock Schedule 13G. Based on the information provided in the Blackrock Schedule 13G, the address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10022.

(23)
This information is as of December 31, 2014 and is based solely on a Schedule 13G filed by Parnassus Investments with the SEC on February 12, 2015, or the Parnassus Schedule 13G. In accordance with the disclosures set forth in the Parnassus Schedule 13G, Parnassus Investments reports sole voting power and sole dispositive power over 10,556,778 shares. The percent owned is based on the calculation provided by Parnassus Investments in the Parnassus Schedule 13G. Based on the information provided in the Parnassus Schedule 13G, the address of Parnassus Investments is 1 Market Street, Suite 1600, San Francisco, CA 94105.

 Equity Compensation Plan Information

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	5,462,549	(1)	$25.28	(2)	5,542,392	(3)
Equity compensation plans not approved by security holders	0		0		0
Total	5,462,549		$25.28		5,542,392

(1)
Includes: (i) 3,677,923 stock options granted under the Iron Mountain Incorporated 1995 Stock Incentive Plan, the Iron Mountain Incorporated 1997 Stock Option Plan and the 2002 Plan; (ii) 1,405,569 shares that may be issued upon settlement of outstanding RSUs granted under the 2002 Plan; and (iii) 379,057 shares that may be issued upon settlement of outstanding Performance Units, or PUs, granted under the 2002 Plan. Each PU represents a contingent right to receive one share of Common Stock. Excludes stock options to purchase up to 323 shares of our Common Stock, which stock options, having a weighted average exercise price of $9.24 per share, were issued pursuant to stock option plans assumed in connection with our acquisitions of LiveVault Corporation, or the LiveVault Plan, and Mimosa Systems, Inc., or the Mimosa Plan. No future equity awards may be granted under either the LiveVault Plan or the Mimosa Plan.

(2)
Weighted average exercise price is calculated inclusive of stock options, RSUs and PUs. For RSUs and PUs, the weighted average exercise price is calculated as the weighted average grant date fair value. If calculated solely for stock options that have an exercise price, the weighted average exercise price of outstanding options at December 31, 2014 is $23.37 per share.

(3)
Includes the 2002 Plan and the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan, or the 2013 ESPP.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        The primary objectives of our compensation programs are to reward the achievement of both Company and individual goals and to align the interests of our executives with the creation of stockholder value. In keeping with these objectives, our compensation programs are designed to align with our strategic objectives and reward teamwork and contribution to the successful achievement of our enterprise goals and financial objectives.

2014 Key Highlights

  •
  The Company received favorable private letter rulings, or PLRs, from the United States Internal Revenue Service, or IRS, and converted to a REIT for our taxable year beginning January 1, 2014

  •
  The Company executed on the strategic plan adopted in the fourth quarter 2013 and achieved certain objectives of the strategic plan

  •
  The Compensation Committee approved changes in the Company's executive compensation programs, including both the short- and long-term incentives, to align our executives' rewards with the strategic plan

  •
  Our stockholders and executives benefited from our strong performance against our operating plan and significant total stockholder return

REIT Conversion

        As part of our plan to convert to a REIT for federal income tax purposes and elect REIT status effective January 1, 2014, we sought PLRs from the IRS relating to numerous technical tax issues, including classification of our steel racking structures as qualified real estate assets. We submitted the PLR requests in the third quarter of 2012 and, on June 25, 2014, we announced that we received the favorable PLRs from the IRS necessary for our conversion to a REIT. After receipt of the PLRs, the Board unanimously approved our conversion to a REIT for our taxable year beginning January 1, 2014. In connection with our REIT conversion:

  •
  we announced in September 2014 an increase of our quarterly dividend from $0.270 per share to $0.475 per share;

  •
  we paid a special distribution of $700 million, or the Special Distribution, in November 2014, which included the remaining amount of our undistributed earnings and profits attributable to all taxable periods ending on or prior to December 31, 2013, which, in accordance with tax rules applicable to REIT conversions, we were required to pay to our stockholders on or before December 31, 2014; and

  •
  we paid a "catch-up" distribution of $0.255 per share in December 2014 because our cash dividends from January 2014 through July 2014 did not reflect the final determination to elect REIT status effective January 1, 2014.

        The total distributions to stockholders since 2010 now stand at approximately $3.5 billion through repurchases, stock distributions and cash dividends.

Strategic Plan

        During 2014 we continued to make progress executing on the strategic plan developed by senior leadership in the fourth quarter of 2013, or the Strategic Plan. The Strategic Plan includes three core pillars that will drive our business strategy for the next several years. The table below identifies each of the core pillars and highlights the key milestones achieved in 2014 with respect to each core pillar:

Core Pillar	Key 2014 Milestones
Profitable growth in developed markets	• Improved retention and positive volume growth by 0.5% in the North American records management business, supporting global records management net volume growth of 3.6%
Expansion and penetration in emerging markets(1)

•

Expanded revenue from emerging markets, on a constant currency basis, to 13.9% of total revenue in the fourth quarter of 2014, demonstrating progress toward our goal to increase contribution from these markets to 16% of total revenue by the end of 2016

•

Acquired 13 storage-related businesses and the records inventory of 14 document storage companies for total investment of approximately $189 million, with $125 million of the total investment deployed in emerging markets

Identifying, incubating and scaling emerging businesses	• Expanded inventory space in our underground facility in Boyers, Pennsylvania and Boston Data Center facility and ended 2014 with strong commercial bookings and improved pipeline

Program Design Changes

        In connection with the execution of the Strategic Plan, the Compensation Committee approved a series of changes in 2014 to our executive compensation programs to better align our incentives with our short- and long-term strategic objectives and better align our rewards with the creation of stockholder value.

  •
  2014 changes to our short-term incentive program include:

  •
  basing our 2014 short-term incentive opportunity, which is common to our entire senior executive team, on a combination of financial and strategic objectives designed to further align the senior executive team toward execution of company-wide goals

  •
  tying 70% of the 2014 short-term incentive target bonus to achievement of enterprise Adjusted OIBDA(2), with increased payout opportunity when revenue exceeds target levels

  •
  tying 30% of the 2014 short-term incentive target bonus to the achievement of strategic objectives, including:

  •
  specific objectives for each of the three core strategic pillars, intended to measure interim progress toward the multi-year goals;

(1)
Emerging markets include central and eastern Europe, Latin America and the Asia Pacific region (excluding Australia and Singapore).
(2)
Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net and REIT costs, which include costs associated with our conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. For the purposes of our short-term performance-based incentive plan, Adjusted OIBDA targets and results are measured prior to the impact of severance expenses.

      •
      operating within REIT qualification requirements; and

      •
      talent development to support execution of the Strategic Plan

    •
    retaining the opportunity for individual differentiation through the use of a modifier for individual performance

  •
  2014 changes to our long-term incentive program include:

  •
  rewarding the achievement of growth objectives in conjunction with our Strategic Plan

  •
  enhancing our portfolio of vehicles to reward the achievement of certain objectives with:

  •
  multi-year PUs, the achievement of which is measured relative to total 2016 revenue and 2016 ROIC(3), or the ROIC PUs;

  •
  multi-year PUs, the achievement of which is a measurement of total stockholder return, or TSR, performance relative to the majority of S&P 500, or the TSR-Based PUs (which, together with the ROIC PUs, are referred to herein as the PUs), which have been granted to our CEO and which the Compensation Committee has granted to the other Named Executive Officers beginning in 2015;

  •
  setting our CEO's 2014 long-term incentive to be 60% performance-based, utilizing 30% PUs (including TSR-Based PUs) and 30% premium-priced stock options, which were set with an exercise price of 125% of the fair market value on the date of grant;

  •
  2014 changes to our Executive Stock Ownership requirements include:

  •
  increasing the ownership requirements to further align our executives' interest with those of our stockholders as follows:

CEO	increased to 5X base salary (from 3X base salary)
CFO	increased to 3X base salary (from 1X base salary)
Executive Vice Presidents reporting to the CEO	increased to 2X base salary (from 1X base salary)
  •
  The 2014 Plan was approved by stockholders in January 2015, and the performance measures available under the 2014 Plan to meet the performance-based exclusion under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, were expanded to include measures common to REITs.

2014 Performance & Compensation Earned

        Our operational performance, after adjusting for the impact of acquisitions during the year, exceeded the goals established by our Compensation Committee. Adjusted OIBDA was 101.8% of target, reflecting our focus on continuous improvement. Our enterprise revenue, however, was slightly below our incentive plan goal, achieving 99.7% of our target. Our performance against our strategic objectives, on average, exceeded the goals established by the Compensation Committee. Our TSR was approximately 49.3% relative to 13.7% for the S&P 500 Total Return Index, reflecting the impact of our conversion to a REIT during 2014 as well as our operational performance.

(3)
ROIC is defined as net operating profit after taxes plus depreciation and amortization less non growth capital expenditures divided by the average of the beginning and ending balance of total debt plus stockholders equity and non-controlling interest less cash plus accumulated depreciation on racking.

        Consequently, due to our pay-for-performance design and as a result of our strong performance in 2014, our variable compensation programs delivered above target rewards during 2014, and Mr. Meaney's multi-year awards are tracking at or above target. Payout and progress results for 2014 include:

  •
  short-term incentive awards, on average, achieved 125.85% of target;

  •
  Mr. Meaney's TSR-Based PUs are tracking at or above target levels:

  •
  Mr. Meaney's 2013 TSR-Based PUs are forecast at a payout of 102% of target based on our relative TSR performance at the 51st percentile for the two-year period ending December 31, 2014; and

  •
  Mr. Meaney's 2014 TSR-Based PUs are forecast at a payout of 200% of target based on our relative TSR performance at the 96th percentile for the year ended December 31, 2014.

        Based on our strong TSR in 2014, the potential value of our executives' outstanding equity awards has increased commensurate with the value delivered to our stockholders in 2014.

Say-on-Pay Vote Response and Stockholder Engagement

        We have an annual stockholder advisory vote on executive compensation, a "say-on-pay" vote, to provide stockholders with an additional tool to voice their opinions about executive compensation, with a goal of maintaining an alignment of interests between our stockholders and our executives. The Compensation Committee considered the results of the advisory vote by stockholders on the "say-on-pay" proposal presented to stockholders at the Company's 2014 Annual Meeting of Stockholders. As in previous years, there was overwhelming support at the 2014 annual meeting for the compensation program offered to the Company's Named Executive Officers, with approximately 98% of votes cast in favor. Accordingly, in 2014, the Compensation Committee made no direct changes to the Company's executive compensation programs as a result of the say-on-pay vote at the Company's 2014 Annual Meeting of Stockholders.

        Our executive compensation programs reflect a number of best practices implemented by the Compensation Committee in recent years, including:

  •
  compensation clawback policy;

  •
  executive and director stock ownership requirements, which exclude unvested and unearned shares, including a requirement to retain certain shares until the requirement is met (with shares of Common Stock that are held in margin accounts or otherwise pledged to secure loans not counting towards meeting the requirement);

  •
  between 69% and 84% of our executive officers' target direct compensation is at-risk;

  •
  "double trigger" feature, requiring both a change in control and termination of employment before the acceleration of vesting of awards granted under both the 2002 Plan and the 2014 Plan;

  •
  our Compensation Committee retains an independent compensation consultant;

  •
  we do not offer excise tax gross-ups in connection with a change in control;

  •
  we do not offer pensions or supplemental executive retirement plans; and

  •
  limited use of executive perquisites that recognize standard local practices in international markets.

        In late 2013, the Company's management conducted outreach with certain stockholders related to our executive compensation. Even though we have received significant support from stockholders through our say-on-pay votes, the Company and our Compensation Committee felt it was important as they reviewed our compensation design and considered changes for 2014 to engage directly with our stockholders in order to gain a better understanding of our stockholders' views on our executive compensation practices. We ultimately engaged with stockholders representing 39% of our outstanding shares, and the stockholders with whom we communicated reiterated their support for our approach to executive compensation while sharing their perspective on what they most value in executive compensation programs. The findings were reported to and considered by our Compensation Committee as they evaluated and adopted the 2014 program changes.

Compensation Philosophy and Design Principles

        The purpose of our executive compensation programs is to attract, retain and focus the talents and energies of executives, including our Named Executive Officers, on meeting the current and future objectives of the Company, most notably the creation of stockholder value. The design principles that govern our Named Executive Officer compensation programs are described below.

        General program competitiveness—Our compensation program serves to attract and retain top performing executive officers. All of our executive compensation program target pay levels are established with reference to relevant market data to evaluate their competitiveness. In evaluating external market data, we analyze the 25th, 50th and 75th percentiles as appropriate frames of reference. The relative position of each Named Executive Officer's compensation compared to the market data referenced reflects his or her experience and proficiency in performing the duties of his or her position.

        Pay for performance—A substantial percentage of each Named Executive Officer's total compensation opportunity is contingent on annual and multi-year performance. Total incentive compensation can exceed the awards' target level if performance exceeds the target. Conversely, if performance does not achieve the target, total incentive compensation can fall below the awards' target level and be as low as zero. Performance in our incentive compensation program is defined as:

  •
  annual enterprise financial performance against pre-established objectives, which in 2014 were revenue and Adjusted OIBDA;

  •
  multi-year performance against pre-established objectives, which in 2014 were revenue and ROIC, each as measured in 2016 as the final year of a 3-year performance period;

  •
  stock price appreciation, which increases the value of equity compensation awards, including stock options, RSUs and PUs; and

  •
  the demonstrated ability of each member of the Senior Executive Team and each Named Executive Officer to develop and execute initiatives designed to help us to achieve our strategic objectives, develop talent and capabilities essential to the long-term success of the business and demonstrate leadership behaviors consistent with Company values.

        Internal parity—The total compensation opportunity for each Named Executive Officer reflects the responsibility, scope and complexity of that individual's role within the Company.

        Stockholder alignment—Our compensation programs for our Named Executive Officers align with the interests of our stockholders by emphasizing performance criteria that drive both short-term results and long-term stockholder value creation. Effective February 2014, the minimum share ownership requirements were increased to five times base salary for our CEO, three times base salary for our CFO and two times base salary for all other Named Executive Officers.

        Alignment with various business strategies—Beginning in 2014, we structured our executive compensation programs primarily to provide common rewards for the achievement of enterprise financial goals and strategic objectives. Our annual short-term incentive program continues to provide for individual differentiation reflecting each executive's responsibility for the performance of such executive's function's or business unit's contribution toward the common goals, and such executive's bonus may be adjusted according to achievement versus individual objectives.

Establishing Compensation

Process

        In applying our compensation philosophy and design principles to establish appropriate compensation programs and target compensation levels, our Compensation Committee:

  •
  Annually approves a recommendation to the Board for the salary, short-term and long-term incentive compensation for our CEO. The Compensation Committee's recommendation reflects (1) an analysis of the Company's performance against predetermined financial goals and its evaluation of our CEO's performance against predetermined individual objectives and (2) input from members of the Board. The Compensation Committee's recommendation is then presented to the independent members of the Board for approval.

  •
  Annually reviews and approves the salary, short-term and long-term incentive compensation for our other Named Executive Officers.

  •
  Annually reviews and approves the structure of our short-term and long-term incentive programs for all Named Executive Officers, including performance metrics, performance and payout grids and the weighting applied to each metric. The review typically balances an internal and external perspective developed in collaboration with members of management and the Compensation Committee's compensation consultant. Based upon this review, the Compensation Committee may maintain or modify the amount and mix of grants under our incentive programs.

  •
  Annually establishes the individual goals and objectives utilized in our short-term incentive program for our CEO and reviews the individual goals for the other Named Executive Officers recommended by our CEO.

  •
  Periodically evaluates the effectiveness and competitiveness of other executive compensation programs, such as executive benefits, perquisites and our severance policies. These periodic evaluations are conducted to ensure alignment with our internal strategy and objectives and to consider external market practices.

  •
  Annually establishes the financial performance goals that are utilized in our short-term and long-term incentive plans. The annual financial performance targets are initially based upon our annual operating plan approved by our Board, assuming constant currency, and may be adjusted during the year. The multi-year performance targets are aligned with achieving our Strategic Plan. When the financial targets are set, the Compensation Committee approves a policy which identifies the nature of potential adjustments to the target levels that may be considered throughout the fiscal year. Our internal audit team reviews the potential adjustments and reports the results to our Audit Committee. The Compensation Committee considers these reports and may adjust financial targets based on the adjustment factors approved at the beginning of the year.

        In 2014, the Compensation Committee approved adjustments to performance goal targets to eliminate the effects of unbudgeted acquisitions and, following our decision to elect REIT status as of January 1, 2014, the ongoing REIT compliance costs, or the Adjustment Factors. The Adjustment Factors apply to all compensation awarded in 2014 that is subject to performance goals.

        The net effect of applying the Adjustment Factors to the revenue target increased the target by 0.8%. The net effect of applying the Adjustment Factors reduced the Adjusted OIBDA target by 1.4%.

        Prior to 2014, the Compensation Committee had approved a process where our performance goal targets would be automatically adjusted if paper prices fluctuate outside of a pre-approved range. In 2014 paper prices remained within the pre-approved range; consequently, no adjustment was made.

Role of Named Executive Officers

        Our Named Executive Officers assist the Compensation Committee in carrying out its duties throughout the year by completing specific tasks, including:

  •
  our CEO establishes the individual goals and objectives for the Named Executive Officers (other than himself). He proposes his own individual goals and objectives, with input from the Board, which are then approved by the Compensation Committee;

  •
  our CEO develops compensation recommendations for the Named Executive Officers (other than himself) for the Compensation Committee's review, including salary levels, economic value of long-term incentives and achievement of individual goals and objectives; and

  •
  each Named Executive Officer prepares a self-review to assist the review of his performance against individual goals and objectives, which self-review is shared with the Compensation Committee for the CEO and with the CEO for the other Named Executive Officers.

Benchmarking

        To provide an external perspective relative to executive compensation levels, plan design trends and market best practices, the Compensation Committee reviews market analyses prepared by its independent compensation consultant. Given the nature of our business and our market leading position, there is no ideal group of companies that reflects direct business competitors or competitors for talent. The Compensation Committee has elected to develop a group of business services companies, or the Custom Peer Group, to serve as a reference point for the market analyses.

        The Compensation Committee, in collaboration with our compensation consultant and management, annually reviews the Custom Peer Group for continued applicability and has developed the Custom Peer Group below based on the following criteria:

  •
  comparable size and industry;

  •
  similar market capitalization; and

  •
  similar degree of global operations.

        The 2014 Custom Peer Group includes the following companies, which is unchanged from the 2013 Custom Peer Group:

ABM Industries	Cintas	IHS
Alliance Data Systems	Clean Harbors	Lender Processing Services
American Tower	Dun & Bradstreet	Paychex
ADP	Equifax	Pitney Bowes
Brinks	Fiserv	Quad/Graphics
Broadridge Financial	Global Payments	Western Union

        The median 2012 revenue of the Custom Peer Group was $3.3 billion, compared to the Company's 2012 revenue of $3.0 billion.

How We Use Market Data

        Pay levels—Market data is one element considered by the Compensation Committee when making compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its compensation decisions. Final compensation decisions reflect a variety of factors, including each executive's experience, performance rating, the relative importance of the executive's role within the organization, as well as where each executive's pay level falls relative to the market data.

        Plan design—When designing or assessing the design of our compensation programs, the Compensation Committee reviews programs of the Custom Peer Group to establish typical market practice. The Compensation Committee evaluates our specific circumstances and business objectives and follows market practice with respect to the design of our programs where appropriate but may deviate from market practice where the Compensation Committee deems it is in the best interest of the Company and our stockholders.

Role of Consultants

        The Compensation Committee has retained the services of an independent compensation consultant to provide ongoing advice and perspective to the Compensation Committee in the following areas related to the compensation of our Named Executive Officers:

  •
  market pay analyses and market trends;

  •
  assistance with the review and selection of the Custom Peer Group;

  •
  ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting compensation and benefit programs;

  •
  assistance with the design of executive compensation or benefit programs, as needed; and

  •
  preparation for and attendance at selected Compensation Committee meetings.

        Since May 2012, the Compensation Committee has engaged Pay Governance LLC, or Pay Governance, to assist the Compensation Committee by providing ongoing executive compensation consulting. Pay Governance reports directly to the Compensation Committee and has regular meetings with the chairperson of the Compensation Committee.

        Pay Governance does not provide any other services to the Company except providing assistance on director compensation matters for the Nominating and Governance Committee. The Compensation Committee has reviewed the nature of the relationship with its independent compensation consultants and determined that there were no conflicts that impacted the advice and guidance provided to the Compensation Committee.

Components of Compensation

        Our Named Executive Officers' total direct compensation, or TDC, is designed to reward our Named Executive Officers based on achievement of financial and strategic goals and returns to stockholders and consists of base salary, target bonus and long-term incentive grant value.

        As depicted below, approximately 69% to 84% of our Named Executive Officers' target TDC is tied directly to the achievement of financial goals, strategic objectives or stock price appreciation through our short-term and long-term incentive programs.

CEO	Other Named Executive Officers

        Below is a summary of the elements, objectives, risk mitigation factors and key features of our TDC program for our Named Executive Officers. A more detailed discussion of each element and the associated pay decisions follows this section.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals; in order to avoid excessive risk taking, it is important that not all cash compensation be variable.

  •
  Annual cash short-term incentive compensation awards are designed to focus the entire senior executive team, including the Named Executive Officers, toward achieving enterprise goals while recognizing their individual contributions, including:

  •
  attaining financial goals in line with our annual budget;

  •
  achievement of strategic objectives;

  •
  performance relative to initiatives in areas within their control; and

  •
  rewarding outstanding individual performance.

  •
  Our short-term incentive awards are expressed as a percentage of base salary, and the amount of compensation payable under each award is subject to a maximum payout; short-term incentive awards are also subject to our clawback policy described below under the "Executive Compensation Clawback" section of this Proxy Statement.

  •
  Long-term equity incentives are designed to:

  •
  align the interests of our Named Executive Officers with our stockholders;

  •
  reward overall enterprise performance; and

  •
  encourage the retention of the Named Executive Officers by providing additional opportunities for them to participate in the ownership of the Company and its future growth.

  •
  Our long-term incentive awards are granted in the form of PUs, RSUs and stock options. Generally, PUs are subject to cliff vesting three years from the date of the original grant and settle in shares of our common stock. RSUs and stock options typically vest ratably over three years (with certain exceptions described below) and are settled in shares of our Common Stock.

    Equity awards are also subject to our clawback policy described below the "Executive Compensation Clawback" section of this Proxy Statement.

        In addition to the TDC elements described above, our U.S.-based executives participate in the retirement and welfare benefits generally available to our full-time employees, such as medical, dental, life insurance, 401(k) Plan, the 2013 ESPP, and other fringe benefits, some of which are more fully described below:

  •
  our 401(k) Plan allows our Named Executive Officers to contribute up to 25% of their "plan" compensation, subject to certain regulatory limits. Under our 401(k) Plan, we generally match 50% of the first 4% of compensation contributed by our Named Executive Officers, up to $5,200 for 2014.

  •
  the 2013 ESPP provides all of our employees in the U.S. and Canada with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

        In addition, our U.S.-based Named Executive Officers are eligible for certain executive benefits, including a voluntary deferred compensation program and limited perquisites, which are included in the "All Other Compensation" column of the "Summary Compensation Table" and related footnote appearing in this Proxy Statement.

        Also, our Executive Deferred Compensation Plan, or the EDCP, allows our Named Executive Officers to defer some of their base salary and/or cash incentive compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. The Company does not provide contributions under the EDCP. The EDCP is intended to encourage the continued employment of the participating employees and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability. Mr. Duale and Mr. Day do not participate in the 401(k) Plan, the 2013 ESPP or the EDCP, but each receives additional benefits that are customary for executives in their respective work locations as more fully discussed under the "—Employment Agreement with Mr. Duale" and "—Employment Agreement with Mr. Day" sections of this Proxy Statement.

Base Salary

        The table below details the annualized salaries at the end of each year of our Named Executive Officers and the increases from 2013 to 2014, where applicable, which were effective in March 2014. Consistent with typical market practice, in 2014 our CEO received a higher base salary than the other Named Executive Officers. This is due primarily to the greater responsibility, experience and oversight duties of the CEO as compared to the other Named Executive Officers.

Name	2013	2014	Percent Change
William L. Meaney	$1,000,000	$1,000,000	None
Roderick Day	£229,807	£300,000	30.5%
Marc A. Duale	€517,830	€517,830	None
John Tomovcsik	$425,000	$425,000	None
Ernest Cloutier	$412,000	$412,000	None

        Despite their excellent ratings in our internal performance evaluation process, the salary of each of Messrs. Cloutier, Duale, Tomovcsik and Meaney remained unchanged in 2014. The Compensation Committee determined that the salary of each of Messrs. Cloutier, Tomovcsik and Meaney was appropriately positioned based on the factors considered by the Compensation Committee. Mr. Duale's base salary is positioned at the 75th percentile of market data, largely due to his depth of experience in leading international businesses prior to joining the Company, and reflects the compensation that was necessary to entice him to join the Company. Mr. Duale's salary has not been increased since 2009 in recognition of his position relative to both external market data and internal parity.

        The base salary increase provided to Mr. Day reflects his expanded responsibilities after his appointment to chief financial officer of the Company in March 2014.

Short-Term Performance-Based Incentive Compensation

Target Incentives

        Our Named Executive Officers participate in the Company's short-term performance-based incentive compensation programs. The Compensation Committee annually reviews the target short-term incentive opportunity for each Named Executive Officer and approves a new target, when appropriate. Short-term incentive compensation opportunities are expressed as a percentage of each Named Executive Officer's base salary. For 2014, these percentages were:

Executive	Short-Term Incentive Opportunity Percentage of Salary
William L. Meaney	125%
Roderick Day	80%
Marc A. Duale	80%
John Tomovcsik	70%
Ernest Cloutier	60%

        The percentage of Mr. Day's 2014 salary attributable to short-term incentive opportunity increased from 45% to 80% in connection with his appointment as chief financial officer.

        The percentage of Mr. Tomovcsik's 2014 salary attributable to short-term incentive opportunity was set at 70% in connection with his promotion to EVP & GM, Records & Information Management in January 2014.

        The percentage of 2014 salary attributable to short-term incentive opportunity for the other Named Executive Officers is, in each case, unchanged from 2013. The Compensation Committee determined that each target opportunity represented the appropriate amount of short-term compensation at risk for each Named Executive Officer based on his role, impact on the Company's results and market comparisons. In 2014, Mr. Meaney's target opportunity was the largest among the Named Executive Officers because he was most accountable for the Company's performance, and the Compensation Committee determined it was important to provide a greater portion of his cash compensation through a variable program. The target short-term incentive compensation opportunity for other Named Executive Officers is a lower percentage of their base salary, reflecting their mix of compensation, expected impact on the performance of the Company and market practice for their role.

Program Structure

        In 2014, the Compensation Committee approved changes to our short-term incentive program design that are intended to better align our incentives with the objectives of our Strategic Plan. Achievement of the target short-term incentive opportunity is based upon (1) the Company's performance against target financial goals, (2) Company performance against a series of strategic objectives and (3) personal performance against the individual goals and objectives of the respective Named Executive Officer set at the beginning of the year, as illustrated below. All members of the senior executive team, including the Named Executive Officers, have the same target financial goals and the same financial and strategic objectives, which serve to align the senior executive team toward the same enterprise goals. The individual modifier component, however, allows for recognition of individual performance and contributions. In support of our philosophy of paying for performance, actual short-term incentive awards for our Named Executive Officers may range from 0% to a maximum of 167.5%, which can be reached when achieving maximum performance against all measures.

  •
  70% of the short-term incentive target bonus is based on the Company's financial performance, measured by enterprise Adjusted OIBDA, with increased payout opportunity when revenue exceeds the target level. Payouts of this component of the short-term incentive bonus may range from 0% - 150% of target, and the highest payouts are possible only when both enterprise Adjusted OIBDA and revenue exceed the budget approved by the Board. We believe this measure appropriately corresponds to our profitable growth objectives.

  •
  30% of the short-term incentive target bonus is based on the achievement of specific strategic objectives which are intended to measure progress toward achievement of the multi-year objectives of the Strategic Plan. Payouts of this component of the short-term incentive bonus may range from 0% - 125% of target, and the strategic objectives that comprise this component include specific measures in the following areas:

  •
  cubic volume growth in developed markets;

  •
  revenue growth in emerging markets;

  •
  the development of a robust emerging business pipeline;

  •
  operating within REIT qualification requirements; and

  •
  talent development.

  •
  In addition, each executive's short-term incentive bonus may be increased or decreased by as much as 25% of the target based on such executive's contribution to the measures above and performance against specific individual goals and objectives, including items such as the development and execution of business, organizational and marketing strategies with the objective to increase revenue and Adjusted OIBDA and progress toward our multi-year strategic objectives.

Financial Performance

        Performance against financial targets in 2014 was determined based on the matrix below. In developing the matrix, the Compensation Committee sought to first ensure achievement of Adjusted OIBDA targets and then reward overachievement when both revenue and Adjusted OIBDA exceed target levels. The Compensation Committee selected a maximum payout of 150% of target to be consistent with market practice but structured the matrix such that maximum payout was achieved only when revenue and Adjusted OIBDA exceeded levels that the Compensation Committee considered exceptional performance based on the difficulty of the annual operating plan and recent Company performance.

	Revenue
Adjusted OIBDA	<99%	99% - 100%	100% - 101.5%	101.5% - 103%	>103%
95%			4%
96%			23%
97%			42%
98%			62%
99%			81%
100%			100%
101%		105%	107.5%	110%	110%
102%		110%	115%	115%	120%
103%	100%		120%	125%	130%
104%		115%	125%	135%	140%
105%			130%	140%	150%

        For 2014, the Named Executive Officers achieved 109% payout of the short-term incentive target bonus based on the performance results below:

	Target ($M)	Actual Result ($M)	Achievement
Adjusted OIBDA	$921.0	$937.6	101.8%
Revenue	$3,153.9	$3,145.4	99.7%

Strategic Objectives

        The table below describes the specific key measures established in 2014 for each of the five strategic objectives on which the short-term incentive target bonus is based. The Compensation Committee weighted each strategic objective equally and, for the purposes of determining payout, the Compensation Committee selected the key measures described in the table below as most representative of reflecting progress toward our broader strategic objectives. In establishing the payout opportunity for each of the goals, the Compensation Committee sought to set threshold performance levels for 2014 that demonstrated progress toward the multi-year goals. The Compensation Committee provided increasing rewards as performance approached the maximum level to recognize overachievement relative to expected progress during the year.

Strategic Objective	Key Measures	Strategic Alignment
Cubic volume growth in developed markets	Annual net cubic volume growth for North America, Western Europe and Australia	Positive volume growth contributes to profitable revenue growth
Revenue growth in emerging markets	4th quarter revenue for emerging markets(4) (adjusted to exclude the effects of acquisitions)	Measures progress toward internal growth targets for emerging markets
Development of a robust emerging business pipeline	Annual bookings for data centers Implementing emerging business evaluation process	Measures progress in both existing emerging businesses and development of future businesses
Operating within REIT qualification requirements	Maintain REIT asset test within targeted guidelines	Ensures alignment with key REIT requirements
Talent development	Talent development as a regular and structured focus area for the senior executive team Ensure development plans are in place for 30 key organizational roles	Supports appropriate focus and progress to develop necessary talent to execute the Strategic Plan

(4)
For purposes of the strategic objectives, emerging markets also include Switzerland, Austria and Singapore which were reclassified to developed markets after the goals were established in February 2014.

        Overall, the Company achieved 108.5% of the specific strategic objectives target for 2014 based on the strategic objective results below:

Strategic Objective	Measure	Goals (payout percentage in parentheses)	Results	Payout %
Cubic volume growth in developed markets	Annual net cubic volume growth for North America, Western Europe and Australia	Threshold (50%): +/– 0 Target (100%): + 395,000 Maximum (150%): + 1,290,000	+ 4,027,000 net cubic volume growth	150%
Revenue growth in emerging markets	4th quarter revenue for emerging markets (adjusted to exclude the effects of acquisitions)	Threshold (50%): $103,000,000 Target (100%): $106,200,000 Maximum (150%): $111,500,000	$112,700,000	150%
Development of a robust emerging business pipeline	Annual bookings for data centers (50% weight)	Threshold (50%): $11,000,000 Target (100%) – $12,500,000 Maximum (150%) – $15,000,000	$7,500,000 (0%)	42.5%
	Implementing emerging business evaluation process (50% weight)	Establish idea generation Meet decision timelines Move ideas to pilot phase	Compensation Committee determined achievement of 85%, reflecting
			• Idea generation and decision timeline goals were achieved; yet • Transition to pilot phase was slightly below expectations
Operating within REIT qualification requirements	Maintain REIT asset test within targeted guidelines during 2014	Maintain non-qualifying assets below 20% of the Company's total assets as measured quarterly for REIT purposes; payout for this strategic objective is either 0% or 100%	Non-qualifying portion of the Company's assets represents less than 20% of the Company's total assets as measured quarterly for REIT purposes	100%
Talent development	Talent development as a regular and structured focus area for the senior executive team	Payout for this strategic objective is either 0% or 100%	Senior executive team devotes significant portion of each regular meeting and at least annual reporting to the full Board of Directors	100%
	Ensure development plans are in place for top 30 organizational roles		Developments plans completed for each role

Individual Modifier

        Individual goals and objectives were aimed at focusing each Named Executive Officer's attention in areas where he has the most potential for impacting the Company's performance, and we believe each Named Executive Officer's targets were reasonably attainable if he performed to his potential.

        Each of the Named Executive Officers exceeded his 2014 individual goals and objectives, and the Compensation Committee approved a specific positive individual modifier for each Named Executive

Officer. The table below includes the key factors considered in evaluating the achievement of each Named Executive Officer's individual goals and objectives:

NEO	Key Achievements	Individual Modifier
William L. Meaney

•

Achieved strong financial results with total revenues for 2014 growing year-over-year by 4% to $3.1 billion and Adjusted OIBDA for 2014 growing year-over-year by 5% to $937 million, both measured in constant currency

•

Drove improved operating performance, which included 2.2% year-over-year growth in internal storage rental revenues (before the benefit from acquisitions); net positive year-over-year cubic volume growth in North America for the first time since 2010; and revenue from emerging markets accounting for 13.9% of total revenues at year end, measured in constant currency

•

Oversaw the company's successful conversion to a REIT, which helped to create more than $2.4 billion in stockholder value through a combination of regular dividends, special distributions and strong share price performance

•

Exceeded goals for REIT investor outreach, gaining inclusion to the MCSI REIT and the FTSE NAREIT indices and generating a higher level of awareness of Iron Mountain as an attractive REIT investment

+20%
Roderick Day

•

Assumed full-time responsibility as the Company's chief financial officer

•

Led, with the CEO, the Company's successful conversion to a REIT, as noted above

•

Restructured North America and International finance teams to support enterprise-wide reporting realignment

+15%
Marc A. Duale

•

Led the International business unit's strong contribution toward 2014 revenue, Adjusted OIBDA and net cubic volume growth results

•

Integrated recent acquisitions across Latin America, Eastern Europe and China

•

Transitioned International business unit to align with the Strategic Plan

+10%
John Tomovcsik

•

Led, with the CEO, North America records management to the first positive net cubic volume growth since 2010, as noted above

•

Oversaw development and implementation of Sales Force Excellence initiative

•

Executed reorganization of the Company's shredding business in North America

+20%

NEO	Key Achievements	Individual Modifier
Ernest Cloutier

•

Assumed responsibility for U.S. federal government business and implemented changes to expand solution offerings and improve performance

•

Assumed responsibility for the company's security and risk organizations and supported the Risk and Safety Committee to further strengthen the Company's commitment to security, risk and safety

•

Optimized legal department operational performance and cost efficiency

+20%

        Based on our 2014 achievement relative to established financial goals, strategic objectives and individual goals and objectives, our Named Executive Officers earned 125.85% of target short-term incentive opportunity, on average. The following table sets forth certain information relating to the payouts of short-term cash incentive compensation to the Named Executive Officers during the year ended December 31, 2014.

Payouts of Short-Term Incentive Compensation

		2014 Target Opportunity			2014 End-of-Year Performance and Payout
	2014 Eligible Earnings ($)
						Target Weighting (%)	Target Opportunity ($)	Payout Achievement (%)(1)	Payout ($)
Named Executive Officer		(%)	($)		Measure & Scope
William L. Meaney	$1,000,000	125.0%	$1,250,000	(a)	Financial Performance	70.00%	$875,000	109.0%	$953,750
				(b)	Strategy Objectives	30.00%	$375,000	108.5%	$406,875
				(c)	Individual Modifier			+20%	$250,000

					Total 2014 Payout				$1,610,625
Roderick Day	$472,202	80.0%	$377,761	(a)	Financial Performance	70.00%	$264,433	109.0%	$288,232
				(b)	Strategy Objectives	30.00%	$113,328	108.5%	$122,961
				(c)	Individual Modifier			+15%	$56,664

					Total 2014 Payout				$467,857
Marc A. Duale	$688,351	80.0%	$550,681	(a)	Financial Performance	70.00%	$385,477	109.0%	$420,170
				(b)	Strategy Objectives	30.00%	$165,204	108.5%	$179,247
				(c)	Individual Modifier			+10%	$55,068

					Total 2014 Payout				$654,485
John Tomovcsik	$425,000	70.0%	$297,500	(a)	Financial Performance	70.00%	$208,250	109.0%	$226,993
				(b)	Strategy Objectives	30.00%	$89,250	108.5%	$96,836
				(c)	Individual Modifier			+20%	$59,500

					Total 2014 Payout				$383,329
Ernest Cloutier	$412,000	60.0%	$247,200	(a)	Financial Performance	70.00%	$173,040	109.0%	$188,613
				(b)	Strategy Objectives	30.00%	$74,160	108.5%	$80,464
				(c)	Individual Modifier			+20%	$49,440

					Total 2014 Payout				$318,517

(1)
Payout achievement represents the percentage of the target payout earned based on the level of the Company's achievement of performance measures and individual modifiers, as disclosed above.

Long-Term Equity Compensation

2014 Program Design

        In February 2014, the Compensation Committee approved a new long-term incentive strategy to reward the achievement of the growth objectives in conjunction with the Strategic Plan. When considering the implementation schedule of the new long-term incentive strategy, the Compensation Committee considered the potential impact of the uncertainty associated with our then-pending REIT-related PLR requests on our stock price. As a result, the Compensation Committee elected to delay until 2015 the full implementation for our Named Executive Officers, other than our CEO, of the TSR-Based PUs which are described below.

        Our new long-term incentive strategy includes a portfolio of vehicles described below:

Long-Term Incentive Component	Description	Purpose
TSR-Based PUs	• the value of the TSR-Based PUs will be tied to total stockholder return relative to the S&P 500 (excluding financial services companies) over three years following the grant	• rewards TSR performance relative to a broad stock market measure • 3-year goals ensure longer-term focus
PUs (Revenue/ROIC)	• the value of PUs will be tied to certain revenue growth objectives, subject to meeting a minimum level of ROIC, both determined based on full year 2016 results	• rewards achievement of internal growth objectives with responsible capital allocation • 3-year goals ensure longer-term focus
Stock Options	• stock options will have an exercise price equal to fair value on the date of grant	• rewards price appreciation in excess of our dividend rate
	• stock options will vest ratably over three years and have a 10-year term	• provides long-term horizon to minimize possible short-term fluctuations
Premium Priced Stock Options	• premium stock options will have an exercise price equal to 125% of fair value on the date of grant	• further enhances the performance-based nature of stock options
	• premium stock options will vest ratably over three years and have a 10-year term	• provides long-term horizon to minimize possible short-term fluctuations
RSUs	• RSUs will vest ratably over 3 years	• provides retention as well as alignment with stockholders

        In 2014, in connection with the adoption of our new long-term incentive strategy, we refined the mix of long-term incentive components for our executive officers, including the Named Executive Officers, to ensure that a majority of the opportunity is performance-based, but the Compensation Committee elected to retain RSU awards to help ensure the retention of key executives.

        A majority of Mr. Meaney's long-term incentives are performance-based. His mix of components contains the highest percentage of RSUs because the performance-based awards received by him have a higher risk profile than other executives due to the inclusion of premium priced stock options. The Compensation Committee provided premium priced stock options to provide an enhanced performance focus relative to standard stock options due to the higher exercise price of the premium priced stock options.

	CEO Value Mix		EVP Value Mix
Long-Term Incentive Vehicle	2014	2015	2014	2015
PUs (TSR)	15%	15%	N/A	25%
PUs (Revenue/ROIC)	15%	15%	50%	25%
Premium Priced Stock Options	30%	30%	N/A	N/A
Stock Options	N/A	N/A	20%	20%
RSUs	40%	40%	30%	30%

        As noted above, the Compensation Committee elected to implement the TSR-Based PUs over a two year period, as follows:

  •
  In connection with the desire to align our CEO's rewards with the Company's relative TSR performance, Mr. Meaney received 50% of his PU award opportunity through TSR-Based PUs in 2014, as he did in 2013, and will continue to receive 50% of this PU award opportunity through TSR-Based PUs in 2015

  •
  Our EVPs, including our Named Executive Officers, did not receive TSR-Based PUs in 2014, primarily because of the uncertainty around our PLR requests and the potential volatility of our stock price in connection therewith, but, instead, received TSR-Based PUs in 2015

        Our equity compensation plans automatically adjust stock options in connection with a stock dividend, but, in connection with the Special Distribution, the Compensation Committee exercised discretion allowed under our equity compensation plans to approve an adjustment to all outstanding stock options to ensure that the intrinsic value of the options was not negatively impacted by the payment of the cash portion of the Special Distribution. As a result of this exercise of discretion, the adjustment is a modification for accounting purposes and the incremental fair value on the date of the modification is included in the "Grants of Plan-Based Awards" table.

2014 Long-Term Incentive Awards

        The Compensation Committee considers equity grants for our Named Executive Officers in the first quarter of each year. Our Compensation Committee makes determinations about the amount and the type of equity incentives to award to each Named Executive Officer based on a number of factors, including:

  •
  CEO recommendations (for incentive awards granted to Named Executive Officers other than the CEO);

  •
  amount and terms of equity incentives granted in the market benchmark data;

  •
  amount and type of equity incentives previously granted to such Named Executive Officer;

  •
  value of and the complexity of the duties performed by such Named Executive Officer now and as anticipated in the future;

  •
  such Named Executive Officer's performance rating as determined by our internal performance review process; and

  •
  the total and average grant values for members of the Named Executive Officers' internal peer group.

        For 2014, the Compensation Committee approved an economic value for long-term equity grants for each of our Named Executive Officers, which value was generally consistent with the value approved in 2013 (other than Mr. Day and Mr. Tomovcsik). The long-term equity grant value to Mr. Meaney in 2014 was larger compared to our other Named Executive Officers in order to place a greater portion of his compensation on the long-term success of the organization and further align his interests with our stockholders.

        In connection with Mr. Tomovcsik's promotion in January 2014, the Compensation Committee approved a long-term incentive award that represented an increase for Mr. Tomovcsik, as compared to his 2013 award, and was generally consistent with the long-term equity awards received by other executives at his level.

        In 2014, the Compensation Committee approved two separate long-term incentive awards for Mr. Day. Mr. Day received a long-term incentive award with an economic value of $200,000 in his role as SVP, CFO International; this award utilized a vehicle mix consistent with our other SVPs. In connection with his appointment as CFO in March, Mr. Day received an additional long-term incentive award with an economic value of $800,000, which the Compensation Committee determined was appropriate for the role. The additional award utilized the EVP vehicle mix described above.

        The table below outlines the economic value approved by the Compensation Committee for each Named Executive Officer:

Name	Target PUs* (TSR)	Target PUs (Revenue/ROIC)	Premium Priced Stock Options	Stock Options	RSUs	Total
William L. Meaney	$600,000	$600,000	$1,200,000	N/A	$1,600,000	$4,000,000
Roderick Day	N/A	$460,000	N/A	$200,000	$340,000	$1,000,000
Marc A. Duale	N/A	$375,000	N/A	$150,000	$225,000	$750,000
John Tomovcsik	N/A	$300,000	N/A	$120,000	$180,000	$600,000
Ernest Cloutier	N/A	$300,000	N/A	$120,000	$180,000	$600,000

*
For the TSR-Based PUs, the fair value reflects a Monte Carlo simulation due to the nature of the award. As a result, the grant date fair values reported in the "Grants of Plan-Based Awards" table differ from the values shown in the columns above.

        In addition to the grant of RSUs described above, Mr. Day also received a one-time grant with an economic value of $62,500 related to the completion of the steps necessary to convert to REIT. Mr. Day, along with other employees centrally responsible for implementing the internal restructuring necessary to allow the Company to convert to a REIT, received an initial RSU award in June 2012 that provided for an additional grant following the completion of the required internal restructuring. The Compensation Committee determined the restructuring requirements had been met and approved the additional grant in February 2014.

Performance Units—Total Stockholder Return

        In 2014 the Compensation Committee approved an award of 23,751 target TSR-Based PUs to Mr. Meaney that can be earned based on the Company's TSR during the three-year period beginning in 2014 and measured relative to the S&P 500 (excluding financial services companies). The number of TSR-Based PUs earned will be determined based on the table below and will vest on the third anniversary of the grant. The TSR-Based PUs will settle in shares of Common Stock when they vest. In addition, the TSR-Based PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional TSR-Based PUs, and the dividend equivalents are payable when TSR-Based PUs vest and reflect only dividend equivalents attributable to shares earned.

TSR Percentile Rank(1)	% of Target
30th Percentile	50%
50th Percentile	100%
75th Percentile	150%	(2)
90th Percentile	200%	(2)

(1)
Results will be interpolated between percentiles

(2)
If the Company's absolute TSR is negative, the payout percentage will not exceed 100%

Performance Units—Revenue & ROIC

        In 2014 all of our Named Executive Officers, including Mr. Meaney, received an award of PUs that are based on the Company's performance against multi-year enterprise revenue growth and ROIC measures. The range of payout is 0%-200% of the target number of PUs. The number of PUs earned is determined at the end of the three-year performance period by measuring the Company's actual 2016 financial performance against the target performance. The PUs settle in shares of Common Stock when they vest. In addition, the PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional PUs, and the dividend equivalents are payable when PUs vest and reflect only dividend equivalents attributable to shares earned.

        Determination of the percentage achievement of PU awards relative to the 2016 enterprise revenue target will be made according to the table below. Payout in accordance with the table will only be made if 2016 ROIC exceeds the minimum amount set by the Compensation Committee:

Actual Performance as a % of Target	Payout as a % of Target*
95%	25%
100%	100%
110%	200%

(1)
Results will be interpolated between performance levels above

        The target number of PU awards granted in 2014, adjusted to give effect to the stock portion of the Special Distribution, are set forth below. Actual number of earned PUs will be determined following the completion of the 2016 fiscal year and will vest on the third anniversary of the grant date.

Named Executive Officer	Target PUs Granted
William L. Meaney	23,452
Roderick Day	17,978
Marc A. Duale	14,657
John Tomovcsik	11,726
Ernest Cloutier	11,726

Restricted Stock Units

        All of our Named Executive Officers, including Mr. Meaney, received an award of RSUs in 2014. The number of RSUs granted to each Named Executive Officer was determined by dividing the total value of the award approved by the Compensation Committee by the average high and low price of our Common Stock on the date of grant. RSUs generally vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. The RSUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional RSUs. The dividend equivalents are payable when RSUs vest.

        The award provided to Mr. Day related to the completion of the steps necessary to convert to a REIT, as described in the "2014 Long-Term Incentive Awards" section of this Proxy Statement, vests in two equal, annual installments beginning on the first anniversary date of the grant.

        The table below sets forth the RSUs granted in 2014, adjusted to give effect to the stock portion of the Special Distribution:

Named Executive Officer	RSUs Granted
William L. Meaney	63,339
Roderick Day	15,811
Marc A. Duale	8,907
John Tomovcsik	7,124
Ernest Cloutier	7,124

Premium Priced Stock Options

        Mr. Meaney was awarded 273,184 premium priced stock options in 2014, adjusted to give effect to the Special Distribution. The number of stock options was determined based on the total value of the award approved by the Compensation Committee divided by the estimated Black-Scholes value on the date of grant. The stock options were granted at an exercise price equal to 125% of the fair market value on the date of grant, defined as the average of the high and low trading price of our Common Stock on the date of grant, or the Fair Market Value. The premium priced stock options vest in three substantially equal, annual installments beginning on the first anniversary date of the grant.

Stock Options

        All of our Named Executive Officers were awarded stock options in 2014, though Mr. Meaney received premium priced stock options as described above. The number of stock options was determined based on the total value of the award approved by the Compensation Committee divided by the estimated Black-Scholes value on the date of grant. The stock options were granted at an exercise price equal to the Fair Market Value. The stock options vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. The table below details the stock options granted in 2014, adjusted to give effect of the Special Distribution:

Named Executive Officer	Stock Options Granted
Roderick Day	34,605
Marc A. Duale	26,296
John Tomovcsik	21,037
Ernest Cloutier	21,037

Vesting and Other Conditions on Equity Grants

        The Compensation Committee approves all equity incentive awards, including awards made to newly hired or promoted employees. Because the schedule for granting equity awards by the Compensation Committee and our Board is generally determined at meetings set many months in advance, the proximity of any grants to earnings announcements or other market events is merely coincidental.

        Our Compensation Committee has imposed vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles, such as PUs and RSUs, because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time. Stock options and RSUs generally will vest ratably over a three-year period following the grant (except if accelerated pursuant to the change in control provisions described below). PUs that are achieved based on performance criteria are generally subject to vesting three years from the date of the original grant. However, PU awards made to Named Executive Officers and other employees who subsequently terminate their employment during the performance period and on or after attaining age 55 and completing ten years of employment with the Company will be eligible for pro-rated vesting based on full years completed following the grant date, although the shares underlying the PU award will, nevertheless, be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions.

        Notwithstanding the above, all unvested stock options and other equity awards granted under one of our equity incentive plans will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," in connection with a "vesting change in control" within 14 days prior or 12 months after such vesting change of control, or the Relevant Period. This provision applies to all outstanding options and unvested RSUs or PUs held by employees of the Company, including Named Executive Officers.

        Additional detail regarding the potential acceleration of equity awards held by Named Executive Officers upon the termination circumstances described above and other circumstances is included in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Executive Stock Ownership Guidelines

        In December 2010, the Company adopted stock ownership guidelines that require that certain executive officers achieve and maintain ownership of our Common Stock at or above a prescribed level, exclusive of unexercised stock options, unvested RSUs and unearned or unvested PUs. The Company established this program to help align long-term interest of executive officers with stockholders.

        Effective February 2014, the Compensation Committee revised the guidelines to require certain executive officers to own and retain Common Stock having a value equal to a multiple of such officer's annual base salary as follows:

CEO	Increased to 5X base salary (from 3X base salary)
CFO	Increased to 3X salary (from 1X base salary)
Executive Vice Presidents reporting to the CEO	Increased to 2X salary (from 1X base salary)

        Compliance is measured by multiplying the number of shares owned at the close of business on October 1 of each year by the average closing price per share of Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever an executive subject to the stock ownership guidelines does not meet the above minimum ownership threshold, such executive officer is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs until such executive meets the minimum ownership threshold. "Net shares" are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because executives must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

Employment Agreements

William L. Meaney

        In connection with his appointment as CEO of the Company, the Company entered into an offer letter with Mr. Meaney, or the CEO Offer Letter, which has no specified term, and Mr. Meaney's employment with the Company is on an at-will basis. In addition to standard TDC elements (salary and short- and long-term incentives), the CEO Offer Letter includes the following provisions:

  •
  the Company agreed to pay Mr. Meaney a portion of his salary in Swiss Francs because Mr. Meaney is a Swiss citizen and, as a result of his responsibilities associated with the significant international focus of the Company, he works a portion of his time in Switzerland;

  •
  the Company agreed to reimburse Mr. Meaney for the cost of his Swiss medical insurance; and

  •
  Mr. Meaney is eligible for the Iron Mountain Companies Severance Plan, as described in the "Severance Policy" section of this Proxy Statement, with the following adjustments: in the event Mr. Meaney terminates his employment for good reason or is terminated by the Company for other than cause in connection with a change in control, he will be eligible for two years' salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months).

        In December 2013, in order to implement the Swiss Franc salary payments agreed to in the CEO Offer Letter, and due to the customary nature of such agreements in Switzerland, a Swiss subsidiary of the Company entered into an employment agreement with Mr. Meaney, or the Swiss Employment Agreement. As required by Swiss law, the Company, through such Swiss subsidiary, funds certain benefits on Mr. Meaney's behalf in connection with his Swiss employment, including an occupational benefit plan and occupational accident insurance. The Company's contribution levels reflect amounts required by Swiss law and are quantified in the "Summary Compensation Table." The Swiss Employment Agreement has no fixed term and is terminable by either party following a one month notice period (except for certain acts identified by Swiss law).

        We do not have any agreements with Mr. Meaney or any other executive that provide for excise tax gross-up payments in connection with a change in control.

Roderick Day

        In connection with Mr. Day's appointment as CFO of the Company, the Company entered into an offer letter with Mr. Day, or the Day Offer Letter. Mr. Day will be eligible to receive severance benefits under the Iron Mountain Companies Severance Plan and Severance Program No. 1, or the Severance Program, with slight modifications as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement. Mr. Day will also be eligible for transition-related benefits to accommodate his temporary split working location between London and Boston until his anticipated permanent relocation to Boston in September 2016. In addition to base salary and short-term incentive compensation, Mr. Day will continue to receive a car allowance, a corresponding allowance for fuel costs, a yearly motor insurance supplement, a UK pension benefit and a UK life insurance benefit during his temporary split working arrangement. The Day Offer Letter has no fixed term and is terminable by either party. The Day Offer Letter superseded and replaced Mr. Day's prior employment contract with the Company, which terminated automatically upon the effectiveness of the Day Offer Letter.

Marc Duale

        Mr. Duale, president, Iron Mountain International, has had an employment contract with the Company since his initial hiring in May 2006, or the Duale Employment Agreement, as is customary for executives in Europe, where Mr. Duale is based. The Duale Employment Agreement was amended and restated in September 2011 and was further amended in March 2012, and again in February 2015, to provide him with the same benefits available to the Named Executive Officers who are participants in the Severance Program except to the extent benefits under his employment contract or applicable Luxembourg law are more favorable. In addition to base salary and short-term incentive compensation, Mr. Duale also receives a car allowance, a corresponding allowance for fuel costs, monthly cash payments for life insurance, reimbursement for tax advisory services and payments for social security contributions in Belgium. The Duale Employment Agreement has no fixed term and is terminable by either party. The Duale Employment Agreement provides for a notice period of seven months if he is terminated by the Company (except in the case of gross misconduct) and a notice period of two months if he resigns. The agreement also provides for certain payments upon termination of his employment as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement. We believe these benefits are customary for executives in Europe in comparable roles.

Severance Policy

        During 2012, following a review of competitive market data, the Compensation Committee adopted the Severance Program, which is applicable to certain of our senior executives, including Messrs. Day, Tomovcsik and Cloutier. The program was adopted to align with market practice and to aid in the retention of our most critical employees. The Severance Program generally provides, in the case of termination of an executive's employment by the Company without cause or by the executive for good reason, for the payment of one year's salary, bonus and group health benefit continuation and nine months outplacement.

        During the fourth quarter of 2014, our Compensation Committee approved a revision to the Severance Program to provide accelerated vesting during the severance period in the event of a termination without cause. In the case of Messrs. Day, Tomovcsik and Cloutier, the 2014 revision provides for one year's accelerated vesting of RSUs, Stock Options and pro-rated vesting of PUs. Mr. Duale has identical accelerated vesting of equity as a result of the February 2015 amendment to his employment agreement described above. Mr. Meaney does not receive equity acceleration benefits under the Severance Program.

        As provided for in the CEO Offer Letter, Mr. Meaney is a participant in the Iron Mountain Companies Severance Plan and Severance Program No. 2, or the CEO Severance Program. The CEO Severance Program generally provides, in the case of termination of Mr. Meaney's employment by the Company without cause or by the executive for good reason, for the payment of one year's base salary and target bonus, one year of group health benefit continuation, nine months outplacement and a pro-rated bonus in the year of termination. If Mr. Meaney's termination is in connection with a change in control, he will be eligible for two years' base salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months), and the other benefits he would otherwise be entitled to remain unchanged. The CEO Severance Program also modifies the determination of a Vesting Change in Control (as defined in the CEO Severance Program) where termination following a Change in Control (as defined in the CEO Severance Program) is directed by a third party, within 90 days prior to the Change in Control (rather than 14 days) or within two years following the Change in Control (rather than 12 months).

        More specific detail is provided in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Executive Compensation Clawback

        In order to ensure that the Company has the ability to recoup incentive compensation obtained through actions on the part of management that may prove detrimental to the Company, incentive compensation may be recovered at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company's financial statements or performance metrics that affect such executive officer's compensation.

Insider Trading Policy and Prohibition on Hedging and Pledging

        Our Insider Trading Policy prohibits directors and senior executives from engaging in short-term or speculative transactions involving the Company's securities, such as short sales, buying or selling puts or calls and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers from placing the Company's securities in margin accounts or otherwise pledging shares of Common Stock. No executive officer or director holds Company securities that are held in a margin account or otherwise pledged.

Tax Considerations

        Our Compensation Committee's general policy is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. For example, our 2014 short-term performance-based incentive awards were issued under the 2002 Plan and required achievement of at least 85% of the Adjusted OIBDA target, which was approved by the Board, to fund bonus payouts. This goal was established primarily to maximize tax deductibility of the short-term performance-based incentive. The Compensation Committee may, however, authorize compensation arrangements that are partially or wholly nondeductible when such arrangements achieve organizational objectives.

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers, to the extent that this compensation is not "performance based" within the meaning of Section 162(m) of the Code. Our 2002 Plan, 2014 Plan and our other equity compensation plans (other than our 2013 ESPP) are generally designed such that compensation arising on the exercise of options and stock appreciation rights satisfies the "performance-based exemption" and is therefore always fully deductible. The 2002 Plan and the 2014 Plan also provide for the issuance of additional performance based equity and cash awards, which can also be utilized to maximize the deductibility of compensation paid to any of our employees. These various arrangements provide tax-efficient vehicles by which the Compensation Committee can establish specific annual performance goals and objectives.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Board of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

COMPENSATION COMMITTEE
PAMELA M. ARWAY,Chair CLARKE H. BAILEY PER-KRISTIAN HALVORSEN MICHAEL W. LAMACH

 COMPENSATION TABLES

Summary Compensation Table

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2012, 2013 and 2014. As required by SEC rules, the table includes:

  •
  each person who served as CEO or chief financial officer at any time during 2014; and

  •
  the three other most highly compensated persons serving as executive officers at year end.

Summary Compensation Table for 2012, 2013 and 2014

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
William L. Meaney(8)	2014	$1,003,846	$—	$2,806,209	$1,341,786	$1,610,625	$77,947	$6,840,413
President and Chief Executive Officer	2013	$988,462	$250,000	$4,636,565	$2,013,155	$1,124,949	$753,485	$9,766,616
Roderick Day(7)	2014	$471,462	$—	$862,423	$223,937	$467,857	$187,244	$2,212,923
Chief Financial Officer	2013	$357,673	$—	$613,953	$—	$159,505	$48,832	$1,179,963
Marc A. Duale(7)	2014	$688,351	$—	$599,993	$170,703	$654,485	$139,977	$2,253,509
President, Iron Mountain	2013	$687,523	$—	$899,942	$—	$524,168	$154,023	$2,265,656
International	2012	$665,722	$—	$632,954	$114,627	$524,691	$123,452	$2,061,446
John Tomovcsik(9)	2014	$426,635	$—	$479,978	$141,638	$383,329	$24,535	$1,456,115
Executive Vice President, Records & Information Management
Ernest Cloutier	2014	$413,585	$—	$479,978	$194,053	$318,517	$11,102	$1,417,235
Executive Vice President, U.S. Federal, Security and Legal

(1)
Total reported reflects salary earned during the fiscal year, adjusted for changes in salary rates, where applicable. Salary for U.S.-based executives is paid bi-weekly with an hourly rate based on 2,080 hours per year, or 260 working days. Because fiscal 2014 included 261 working days, the total salary for each of Messrs. Meaney, Tomovcsik and Cloutier exceeds his respective annualized salary, and the increase over the annualized salary represents the additional day of salary.

(2)
The amounts reported in the "Stock Awards" column present the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts were not paid to or realized by the officer in the year indicated. The grant date fair values of PUs in the "Summary Compensation Table" are calculated assuming target level attainment of each applicable performance goal, except for the PU award granted to Mr. Meaney on February 13, 2014. Mr. Meaney's February 13, 2014 award was based on a market-based performance condition and the fair value reflects the expected value of the award determined under a Monte Carlo simulation. The table below illustrates the expected value of PUs and the value if each recipient were to achieve the applicable maximum payout for all PUs. All values are determined as of the grant date and exclude the aggregate incremental fair value resulting from the 2012 amendments to outstanding RSUs and PUs.

 2014 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)	PU Value – Expected ($)		PU Value – Maximum ($)
William L. Meaney	1,599,976	1,206,233	(a)	2,399,945	(b)
Roderick Day	402,464	459,958		919,917
Marc A. Duale	224,994	374,999		749,998
John Tomovcsik	179,979	299,999		599,999
Ernest Cloutier	179,979	299,999		599,999

(a)
Represents the aggregate expected value of 23,751 PUs granted on February 13, 2014 and 23,452 PUs granted on March 14, 2014.

(b)
Represents the maximum value of 23,751 PUs granted on February 13, 2014 and 23,452 PUs granted on March 14, 2014.

2013 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)	PU Value – Expected ($)		PU Value – Maximum ($)
William L. Meaney	2,081,599	2,554,966	(a)	3,974,271	(b)
Roderick Day	556,968	56,985		85,478
Marc A. Duale	449,971	449,971		674,957

(a)
Represents the aggregate expected value of 31,516 PUs granted on March 29, 2013 and 31,515 PUs granted on March 15, 2013.

(b)
Represents the aggregate maximum value of 31,516 PUs granted on March 29, 2013 and 31,515 PUs granted on March 15, 2013.

2012 Awards

	Components of Stock Awards (excluding 2012 amendments)		Additional Information
Name	RSU Value ($)	PU Value – Expected ($)	PU Value – Maximum ($)
Marc A. Duale	281,158	271,427	407,141
(3)
For a list of 2014 stock and option awards, see the "Grants of Plan-Based Awards" table, below.

(4)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. For 2014, the grant date fair value includes the sum of the fair value of the stock options as of the original grant date plus the incremental fair value as a result of the Special Distribution. In 2014, in connection with the Special Distribution, we made adjustments to existing stock option awards in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of the Special Distribution. Similarly, in 2012, although we did not grant stock option awards, we made adjustments to then-outstanding stock option awards in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of a special distribution made in November 2012, or the 2012 Special Distribution, and the amounts reported in the column during 2012 represent the incremental grant date fair value associated with these adjustments. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2012, 2013 and 2014. These amounts were not paid to or realized by the officer in the year indicated.

(5)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to the Named Executive Officers under our non-equity incentive compensation plans based on the achievement of selected performance targets earned in the specified year and paid in the following year. Non-equity incentive compensation awards are calculated based on the individual's base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Details regarding the calculation of these payments are included in the "Compensation Discussion and Analysis" section of this Proxy Statement on pages 37-43.

(6)
The amounts reported in the "All Other Compensation" column include 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid and the Company-paid portion of direct expenses (primarily spousal travel related to attendance at business recognition events).

With respect to Mr. Meaney, the amounts reported in the "All Other Compensation" column include payment for medical insurance in Switzerland and our international medical insurance program and tax gross-ups for Mr. Meaney for taxable income associated with business recognition events where he served as an executive host. In addition, members of Mr. Meaney's family have occasionally accompanied him on business-related travel where their presence is relevant to the meeting. The cost of commercial flights is included in All Other Compensation while private flights have no incremental cost to the Company. Mr. Meaney received a tax gross-up on income associated with this travel. The "Swiss Benefits" have been converted to U.S. dollars using a conversion rate of 1 Swiss Franc to $1.0937, which represents the average exchange rate for fiscal year 2014, and a conversion rate of 1 Swiss Franc to $1.1181, which represents the average exchange rate for the period from the adoption of the Swiss Employment Agreement through the end of fiscal 2013.

With respect to Mr. Day, the amounts reported in the "All Other Compensation" column include temporary U.S. housing, and a related tax gross-up on the imputed income therefrom, in accordance with the Day Offer Letter, and amounts as set forth below related to his international role.

With respect to Mr. Duale, the amounts reported in the "All Other Compensation" column include amounts as set forth below related to his international role.

With respect to Mr. Tomovcsik, the amounts reported in the "All Other Compensation" column include tax gross-ups for taxable income associated with business recognition events where he served as executive host.

The charts below set forth a more detailed breakdown of "All Other Compensation" for 2014.

	William L. Meaney	John Tomovcsik	Ernest Cloutier
401K Match	$5,200	$5,200	$5,200
GTLI	$222	$222	$222
Parking	$7,465	$—	$5,680
Business Recognition Event Expenses including Spousal Travel	$139	$13,093	$—
Tax Gross-Up for Business Recognition Event Expenses	$168	$6,020	$—
Tax Gross-up for Business-Related Spousal Travel	$10,648	$—	$—
Swiss Benefits	$9,224	$—	$—
Swiss Medical Insurance	$22,891	$—	$—
International Medical Plan(a)	$21,990	$—	$—
Total	$77,947	$24,535	$11,102

(a)
Mr. Meaney participated in the Company's international medical plan for the first half of 2014, after which he transitioned to the U.S.-based medical program available to all other benefit eligible employees.

	Roderick Day	Marc A. Duale
Car Allowance ($)	$15,825	$33,207
Fuel Allowance ($)	$3,297	$3,321
Car Insurance ($)	$900	$—
Medical Insurance ($)	$1,698	$46,824
Tax Planning Services ($)	$2,400	$7,352
Belgium Social Security Contributions ($)	$—	$21,673
Life Insurance ($)	$1,492	$—
Life Assurance Cash Payment ($)	$—	$26,586
Employer Pension Scheme Contribution ($)	$35,360	$—
Temporary Accommodation Expenses ($)	$66,924	$—
Tax Gross-up for Temporary Accommodation Expenses ($)	$59,348	$—
Company Recognition Event Expenses (including Spousal Travel) ($)	$—	$903
Tax Gross-Up for Company Recognition Event Expenses ($)	$—	$111
Total ($)	$187,244	$139,977
(7)
Mr. Day's and Mr. Duale's 2014 compensation, except for certain tax planning services denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of £1.00 to $1.6484 and €1.00 to $1.3293, respectively, which represent the average exchange rates for fiscal year 2014. The corresponding conversion rate for 2013 compensation, determined on the same basis, for Mr. Day and Mr. Duale was £1.00 to $1.5640 and €1.00 to $1.3277, respectively. The corresponding conversion rate for 2012 compensation, determined on the same basis, for Mr. Duale was €1.00 to $1.2856.

(8)
Mr. Meaney's 2014 salary includes 100,000 Swiss Francs paid in accordance with the Swiss Employment Agreement, converted to U.S. dollars using a conversion rate of 1 Swiss Franc to $1.0937, which represents the average exchange rate for fiscal 2014. Mr. Meaney joined the Company as President and CEO in January 2013, and his 2013 salary includes 3,763 Swiss Francs earned following the adoption of the Swiss Employment Agreement, converted to U.S. dollars using a conversion rate of 1 Swiss Franc to $1.1181 which represents the average exchange rate for the period from the adoption of the Swiss Employment Agreement through the end of fiscal 2013.

(9)
Mr. Tomovcsik was elected as an Executive Officer of the company effective January 2014.

 Grants of Plan-Based Awards for 2014

        The following table sets forth certain information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2014. For a description of these awards, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(4)(6)		Closing Market Price on the Date of Grant ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh)(4)		Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Award Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(4)	Maximum (#)
William L. Meaney	n/a	n/a	$—	$1,250,000	$2,093,750	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/13/2014	2/13/2014	n/a	n/a	n/a	n/a	23,751	47,502	n/a	n/a	n/a	n/a	$606,234
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	23,452	46,904	n/a	n/a	n/a	n/a	$599,999
	2/13/2014	2/13/2014	n/a	n/a	n/a	n/a	n/a	n/a	63,339	n/a	n/a	n/a	$1,599,976
	2/13/2014	2/13/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	273,184	$31.00	$27.61	$1,274,907	(7)
	1/7/2013	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	288,194	$29.99	$31.90	$66,879	(8)
Roderick Day	n/a	n/a	$—	$377,761	$632,750	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	2,344	4,688	n/a	n/a	n/a	n/a	$59,978
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	15,634	31,268	n/a	n/a	n/a	n/a	$399,981
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	n/a	n/a	9,380	n/a	n/a	n/a	$239,994
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	3,957	n/a	n/a	n/a	$99,973
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	2,474	n/a	n/a	n/a	$62,497
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	27,594	$25.12	$27.42	$168,978	(7)
	2/13/2014	2/13/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7,011	$24.80	$27.61	$42,278	(7)
	3/11/2011	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1,265	$22.79	$31.90	$445	(8)
	6/3/2010	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	6,051	$19.83	$31.90	$2,402	(8)
	12/10/2009	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15,699	$19.11	$31.90	$6,751	(8)
	6/4/2009	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	6,963	$22.98	$31.90	$2,687	(8)
	9/11/2008	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	927	$21.65	$31.90	$396	(8)
Marc A. Duale	n/a	n/a	$—	$550,681	$922,391	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	14,657	29,314	n/a	n/a	n/a	n/a	$374,999
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	8,907	n/a	n/a	n/a	$224,994
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	26,296	$24.80	$27.61	$158,555	(7)
	3/2/2007	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	34,037	$22.04	$31.90	$12,148	(8)
John Tomovcsik	n/a	n/a	$—	$297,500	$498,313	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	11,726	23,452	n/a	n/a	n/a	n/a	$299,999
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	7,124	n/a	n/a	n/a	$179,979
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	21,037	$24.80	$27.61	$126,847	(7)
	3/11/2011	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	13,565	$22.79	$31.90	$4,788	(8)
	3/2/2007	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	9,074	$22.04	$31.90	$4,335	(8)
	3/2/2007	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15,885	$22.04	$31.90	$5,668	(8)
Ernest Cloutier	n/a	n/a	$—	$247,200	$414,060	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/14/2014	3/14/2014	n/a	n/a	n/a	n/a	11,726	23,452	n/a	n/a	n/a	n/a	$299,999
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	7,124	n/a	n/a	n/a	$179,979
	2/13/2014	2/12/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	21,037	$24.80	$27.61	$126,847	(7)
	6/9/2011	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	22,033	$26.18	$31.90	$6,625	(8)
	3/11/2011	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	15,262	$22.79	$31.90	$5,393	(8)
	3/5/2009	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	36,953	$14.59	$31.90	$18,474	(8)
	12/6/2007	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	115,033	$30.43	$31.90	$32,128	(8)
	12/6/2007	9/15/2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	16,429	$30.43	$31.90	$4,586	(8)

(1)
For executives other than Mr. Meaney, the Compensation Committee approved the RSU and stock option awards on February 12, 2014, with a grant date of February 13, 2014, to align with Mr. Meaney's awards granted on that date. On September 15, 2014, the Compensation Committee approved adjustments to all outstanding stock options granted on February 13, 2014 and March 14, 2014 in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of the Special Distribution. For awards granted prior to 2014, the award date represents the date the Compensation Committee approved the adjustment.

(2)
The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold," reflect the minimum payment level of short-term incentive compensation for each of the Named Executive Officers, which is zero for all. The amounts reported in "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that for 2014 our equity compensation plans provided the potential to earn a maximum of 167.5% of target. The specific components of the Non-Equity Incentive Plan are described in the "Short-Term Performance-Based Incentive Compensation" section of this Proxy Statement. The "Target" and "Maximum" amounts are based on the Named Executive Officer's base salary earnings and position in 2014. Non-equity incentive plan awards actually paid by the Company for services rendered in 2014 are reported in the "Non- Equity Incentive Plan Compensation" column of the "Summary Compensation Table" above.

(3)
The amounts reported in "Estimated Future Payouts Under Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that the PUs awarded in 2014 provided the potential to earn up to 200% of target, as described in the "Performance Units—Revenue & ROIC" section of this Proxy Statement. Mr. Meaney also received an award of 23,751 TSR-Based PUs that provide the potential to earn up to 200% of the target TSR-Based PUs based on the Company's TSR performance across a three (3) year period, as described in the "Performance Units—Total Stockholder Return" section of this Proxy Statement.

(4)
The original exercise price for stock options granted on February 13, 2014 was $34.14 for Mr. Meaney and $27.32 for all other Named Executive Officers. The original exercise price for stock options granted to Mr. Day on March 14, 2014 was $27.67. All share amounts and exercise prices have been adjusted in connection with the Special Distribution. The stock option grant price of each award was decreased based on the ratio of the closing price of our common stock on September 25, 2014 and the opening price of our common stock on September 26, 2014. As a result, stock option grant prices were reduced to 90.81% of the original value.

(5)
Each RSU award was granted under the 2002 Plan, and each RSU award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. Each RSU award is settled in shares of common stock on each vesting date.

(6)
Each stock option award was granted under the 2002 Plan, and each stock option award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. The exercise price of Mr. Meaney's stock options was set 125% of Fair Market Value.

(7)
In 2014, in connection with the Special Distribution, we made adjustments to the stock options granted on February 13, 2014 and March 14, 2014 in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of the Special Distribution. As a result of the adjustments, the number of shares available upon exercise of the stock option awards was increased and the stock option grant price was decreased without any change in the aggregate price to be paid for the stock options. The grant date fair value column is computed in accordance with FASB ASC Topic 718 and includes the sum of the fair value as of the original grant date and the incremental fair value as a result of the adjustments. The table below details the grant date fair value for each Named Executive Officer as of the original grant date and as adjusted.

Executive	Grant Date	Original Grant Date Fair Value	Incremental Fair Value As Adjusted	Total Grant Date Fair Value
William L. Meaney	2/13/2014	$1,212,940	$61,967	1,274,907
Roderick Day	2/13/2014	$40,365	$1,913	$42,278
	3/14/2014	$161,440	$7,538	$168,978
Marc A. Duale	2/13/2014	$151,386	$7,169	$158,555
John Tomovcsik	2/13/2014	$121,107	$5,740	$126,847
Ernest Cloutier	2/13/2014	$121,107	$5,740	$126,847
(8)
In 2014, in connection with the Special Distribution, we made adjustments to all stock option awards outstanding as of September 25, 2014 in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of the Special Distribution. As a result of the adjustments, the number of shares available upon exercise of the stock option awards was increased and the stock option grant price was decreased without any change in the aggregate price to be paid for the stock options. The grant date fair value column is the incremental fair value as a result of the adjustments, calculated in accordance with FASB ASC Topic 718.

        The amounts in the "Summary Compensation Table" for 2012, 2013 and 2014 reflect our compensation programs and plans, all of which are developed under our compensation philosophy of "paying for performance." Each element of compensation (salary, non-equity incentive compensation, equity incentive compensation and benefits) is designed to work together to help us meet and exceed our short-term and long-term goals and objectives and reward Named Executive Officers when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our Named Executive Officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

        The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2014. Market Value was determined using the closing price of our Common Stock of $38.66 on December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End for 2014

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
William L. Meaney	95,967	192,227	(1)	$29.99	1/7/2023
	—	273,184	(2)	$31.00	2/13/2024
						68,158	(3)	$2,634,988
						23,868	(4)	$922,737
						63,339	(5)	$2,448,686
									17,039	(6)	$658,728
									11,875	(7)	$459,088
									5,863	(8)	$226,664
Roderick Day	927	—		$21.65	9/11/2018
	6,963	—		$22.98	6/4/2019
	15,699	—		$19.11	12/10/2019
	4,836	1,215	(9)	$19.83	6/3/2020
	1,265	—		$22.79	3/11/2021
	—	7,011	(2)	$24.80	2/13/2024
	—	27,594	(10)	$25.12	3/14/2024
						1,839	(11)	$71,096
						689	(12)	$26,637
						3,028	(13)	$117,062
						1,190	(4)	$46,005
						1,134	(14)	$43,840
						13,991	(15)	$540,892
						2,474	(17)	$95,645
						3,957	(5)	$152,978
						9,380	(16)	$362,631
									586	(8)	$22,655
									3,908	(8)	$151,083
Marc A. Duale	—	34,037	(18)	$22.04	3/1/2019
	—	26,296	(2)	$24.80	2/13/2024
						11,042	(11)	$426,884
						4,127	(12)	$159,550
						9,401	(4)	$363,443
						8,953	(14)	$346,123
						8,907	(5)	$344,345
									3,664	(8)	$141,650
John Tomovcsik	9,074	—		$22.04	3/1/2017
	3,970	11,915	(18)	$22.04	3/1/2019
	13,565	—		$22.79	3/11/2021
	—	21,037	(2)	$24.80	2/13/2024
						3,650	(19)	$141,109
						3,679	(11)	$142,230
						1,377	(12)	$53,235
						3,499	(20)	$135,271
						2,088	(4)	$80,722
						1,989	(14)	$76,895
						7,124	(5)	$275,414
									2,931	(8)	$113,312

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Ernest Cloutier	115,033	—		$30.43	12/5/2017
	16,429	—		$30.43	12/6/2017
	36,953	—		$14.59	3/5/2019
	15,262	—		$22.79	3/11/2021
	22,033	—		$26.18	6/9/2021
	—	21,037	(2)	$24.80	2/13/2024
						9,202	(11)	$355,749
						3,438	(12)	$132,913
						6,266	(4)	$242,244
						5,969	(14)	$230,762
						7,124	(5)	$275,414
									2,931	(8)	$113,312

(1)
Options vest in two substantially equal installments on January 7, 2015 and January 7, 2016.

(2)
Options vest in three substantially equal installments on February 13, 2015, February 13, 2016 and February 13, 2017.

(3)
RSUs vest 25% on January 7, 2016, 25% on January 7, 2017 and 50% on January 7, 2018. PUs earned as a result of achievement of 2013 revenue growth and ROIC relative to performance targets vest in one installment on March 15, 2016.

(4)
RSUs vest in three substantially equal installments on February 13, 2015, February 13, 2016 and February 13, 2017.

(5)
TSR-Based PUs will be earned based on 3-year TSR performance ending on December 31, 2015 relative to the S&P 500 (excluding financial services companies). The performance range on this award will be 0% to 200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level. Final relative TSR performance will not be measured until the end of the performance period and the final result may vary from the level illustrated above, and could be as low as zero, although the Company is currently tracking at the 96th percentile through December 31, 2014. Earned TSR-Based PUs, if any, will vest in one installment on March 15, 2016.

(6)
TSR-Based PUs will be earned based on 3-year TSR performance ending on December 31, 2016 relative to the S&P 500 (excluding financial services companies). The performance range on this award will be 0% to 200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level. Final relative TSR performance will not be measured until the end of the performance period and the final result may vary from the level illustrated above, and could be as low as zero, although the Company is currently tracking at the 51st percentile through December 31, 2014. Earned TSR-Based PUs, if any, will vest in one installment on the later of February 13, 2017 or the date the Compensation Committee certifies achievement of performance results.

(7)
PUs will be earned based on revenue and ROIC for fiscal 2016 relative to pre-established performance targets for the same period. The performance range on this award will be 0% to 200% of the target award. The number of PUs included above reflects the threshold performance level of 25% of target. Earned PUs, if any, will vest in one installment on the later of March 14, 2017 or the date the Compensation Committee certifies achievement of performance results.

(8)
Options will vest in one installment on June 3, 2015.

(9)
Options vest in three substantially equal installments on March 14, 2015, March 14, 2016 and March 14, 2017.

(10)
PUs earned as a result of achievement of 2012 revenue growth and ROIC relative to performance targets vest in one installment on March 9, 2015.

(11)
RSUs vest in one installment on March 9, 2015.

(12)
RSUs vest in one installment on June 13, 2015.

(13)
RSUs vest in two substantially equal installments on March 15, 2015 and March 15, 2016.

(14)
RSUs vest in two substantially equal installments on November 5, 2015 and November 5, 2016.

(15)
RSUs vest in three substantially equal installments on March 14, 2015, March 14, 2016 and March 14, 2017.

(16)
RSUs vest in two substantially equal installments on February 13, 2015 and February 13, 2016.

(17)
Options vest in three substantially equal installments on March 2, 2015, March 2, 2016 and March 2, 2017.

(18)
RSUs vest in one installment on September 8, 2015.

(19)
RSUs vest in one installment on December 13, 2015.

 Option Exercises and Stock Vested at Fiscal Year-End for 2014

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William L. Meaney	N/A	N/A	N/A	N/A
Roderick Day	N/A	N/A	12,043	$429,986
Marc A. Duale	48,324	$542,903	16,901	$505,267
John Tomovcsik	N/A	N/A	13,031	$457,391
Ernest Cloutier	N/A	N/A	12,113	$369,559

(1)
Value realized includes the payout of accrued cash dividend equivalents.

        The following table sets forth certain information with respect to nonqualified deferred compensation during the year ended December 31, 2014 of the Named Executive Officers.

Non-Qualified Deferred Compensation for 2014

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
William L. Meaney	$—	$—	$—	$—
Roderick Day(1)	N/A	N/A	N/A	N/A
Marc A. Duale(1)	N/A	N/A	N/A	N/A
John Tomovcsik	$—	$1,200	$—	$20,167	(2)
Ernest Cloutier	$—	$—	$—	$—

(1)
Messrs. Day and Duale are not eligible to participate in any nonqualified deferred compensation plans.

(2)
All amounts previously deferred were made prior to the individual becoming a Named Executive Officer and were not required to be reported in a Summary Compensation Table for the relevant periods.

        The Company provides certain of its more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2014 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the EDCP. This benefit is offered to these employees in part because they are limited by the Code and applicable nondiscrimination testing rules in the amount of 401(k) contributions they can make under the Company's 401(k) Plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the EDCP for any employee. Participants in the EDCP can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. The EDCP does not pay any above market rates and is administered by the Compensation Committee.

Termination and Change of Control Arrangements

        In addition to the deferred compensation shown in the "Non-Qualified Deferred Compensation for 2014" table and as discussed below, the Company maintains various contracts and agreements that require payments to a Named Executive Officer at, following or in connection with (1) any termination of such officer, (2) a change in control of the Company or (3) a change in such officer's responsibilities. This section describes the benefits that may become payable to certain Named Executive Officers in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2014.

Equity Treatment in Connection with a Change of Control

        As discussed on page 48 of this Proxy Statement, our equity compensation plans provide that any unvested options and other awards granted under the respective plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," within the Relevant Period in connection with a vesting change of control. This applies to the same degree to all outstanding options held by employees, including the Named Executive Officers.

CEO Severance Program

        Mr. Meaney is entitled to the benefits under the CEO Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." "Cause" is generally defined in the CEO Severance Program as any of: (1) fraud, embezzlement or theft against the Company; (2) being convicted of, or pleading guilty or no contest to, a felony; (3) breach of a fiduciary duty owed to the Company; (4) material breach of any material policy of the Company; (5) willful failure to perform material assigned duties (other than by reason of illness); or (6) committing an act of gross negligence, engaging in willful misconduct or otherwise acting with willful disregard for the best interests of the Company. "Good reason" in the CEO Severance Program means that Iron Mountain has, without Mr. Meaney's consent, (1) materially diminished the sum of his base compensation plus target nonequity incentive compensation, (2) required Mr. Meaney to be based at an office or primary work location that is greater than 50 miles from Boston, Massachusetts, (3) materially diminished Mr. Meaney's authority and/or responsibilities and/or assigned Mr. Meaney to duties and responsibilities that are generally inconsistent with his position with Iron Mountain prior to the change, (4) ceased to have Mr. Meaney report directly to the Board, or (5) materially breached the CEO Severance Program or the CEO Offer Letter.

        In the event of a qualifying termination under the CEO Severance Program, Mr. Meaney is entitled to certain severance benefits, including: (1) cash compensation consisting of (a) the sum of one year's base salary and a bonus payment equal to the annual target performance-based cash bonus for the year of termination, which aggregate amount would be doubled if such termination is in connection with a Change in Control, and (b) Mr. Meaney's actual annual performance-based bonus earned in respect to the year of termination based on the achievement of performance goals in accordance with the Company's annual incentive compensation program, with such bonus pro-rated from the beginning of the fiscal year of termination through to the actual termination date, (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of Mr. Meaney's termination or for 18 months in connection with a Change in Control and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination.

Severance Program

        Mr. Cloutier, Mr. Tomovcsik and Mr. Day are entitled to the benefits under the Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." The definition of "Cause" for the purposes of the Severance Program is substantially the same as the definition of "Cause" in the CEO Severance Program, as described above. The definition of "good reason" in the Severance Program is substantially the same as good reason under the 2002 Plan and the 2014 Plan with an additional component that could result in an acceleration if the eligible employee were to terminate his or her employment within 14 days prior to or 12 months after a vesting change of control. The additional component is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with such eligible employee's position with the Company immediately prior to the vesting change in control.

        The definition of "good reason" as it applies to Mr. Day in the Severance Program has been modified to include an office or primary work location greater than 50 miles from either the Company's Boston corporate office or the Company's London corporate office.

        In the event of a qualifying termination under the Severance Program, the eligible employee is entitled to certain severance benefits, including: (1) cash compensation consisting of one year's base salary and a bonus payment generally equal to the annual target bonus for the eligible employee for the year of termination multiplied by such employee's average payout percentage over the prior three years, (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of such employee's termination and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination, (3) accelerated vesting of outstanding RSUs and Stock Options scheduled to vest within 12 months following termination and (4) pro-rated vesting of outstanding performance units based on actual performance using the following schedule and payable at the original vesting date:

  •
  PUs outstanding for less than 12 months—33% vested

  •
  PUs outstanding between 12 and 24 months—67% vested

  •
  PUs outstanding 24 months or longer—100%

Duale Employment Agreement

        Pursuant to the Duale Employment Agreement, in the event of his termination, Mr. Duale is entitled to the greater of (1) a non-competition indemnity payment of up to one year of his salary, (2) severance payments due to him under applicable Luxembourg law or (3) payments equivalent to what he would be entitled to if he was a participant in the Severance Program. The amounts Mr. Duale would have received upon a termination of his employment on December 31, 2014 are set forth in the tables below.

General

        It is a condition to receipt of severance benefits under each of (1) the CEO Severance Program, (2) the Severance Program and (3) the Duale Employment Agreement that the employee receiving severance benefits under such program or agreement execute, deliver and not revoke a separation and release agreement and a confidentiality and non-competition agreement. The receipt of the employer share of the cost of medical and dental coverage under COBRA is conditioned on the employee not being in breach of either of the separation and release agreement or the confidentiality and non-competition agreement.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the CEO Severance Program (in the case of Mr. Meaney) or the Severance Program (in the case of Mr. Cloutier, Mr. Day, Mr. Duale, and Mr. Tomovcsik). The amounts shown assume that such termination was effective as of December 31, 2014.

Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Acceleration of Unvested Options, RSUs and PUs ($)(1)	Total ($)
William L. Meaney	4,182,750	39,051	N/A	4,221,801
Roderick Day(2)	920,243	30,649	1,242,793	2,193,685
Marc A. Duale(2)	1,262,288	74,332	1,737,351	3,073,971
John Tomovcsik	729,671	40,783	1,046,762	1,817,216
Ernest Cloutier	673,921	40,783	1,200,633	1,915,337

(1)
These amounts are based on a price per share of our common stock of $38.66 on December 31, 2014.

(2)
Each of Mr. Day's and Mr. Duale's severance, except for elements denominated in U.S. dollars, was converted to U.S. dollars using a conversion rate of £1.00 to $1.6484 and €1.00 to $1.3293, respectively, which represent the average exchange rates for fiscal year 2014.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the CEO Severance Program (in the case of Mr. Meaney) or the Severance Program (in the case of Mr. Cloutier, Mr. Day, Mr. Duale, and Mr. Tomovcsik) in connection with a change of control. The amounts shown assume that such termination was effective as of December 31, 2014.

Estimated Benefits Upon A Qualifying Termination Under the
Applicable Severance Program in Connection with a Change in Control

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Total ($)
William L. Meaney	6,432,750	46,077	6,478,827
Roderick Day(1)	920,243	30,649	950,892
Marc A. Duale(1)	1,262,288	74,332	1,336,620
John Tomovcsik	729,671	40,783	770,454
Ernest Cloutier	673,921	40,783	714,704

(1)
Each of Mr. Day's and Mr. Duale's severance, except for elements denominated in U.S. dollars, was converted to U.S. dollars using a conversion rate of £1.00 to $1.6484 and €1.00 to $1.3293, respectively, which represent the average exchange rates for fiscal year 2014.

 DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards(3)	All Other Compensation ($)		Total ($)
Jennifer Allerton(4)	$25,520		$95,030				$120,550
Ted R. Antenucci	$87,500		$134,995		$—		$222,495
Pamela M. Arway(4)	$45,208		$134,995		$6,355	(6)	$186,558
Clarke H. Bailey	$99,375		$134,995	$22,768	$10,017	(6)	$267,155
Kent P. Dauten	$91,875		$134,995	$17,507	$—		$244,377
Paul F. Deninger	$77,500		$134,995	$5,994	$—		$218,489
Per-Kristian Halvorsen	$81,875		$134,995		$—		$216,870
Michael W. Lamach	$77,500		$134,995		$—		$212,495
Arthur D. Little(5)	$42,750		$—		$4,174	(6)	$46,924
Walter Rakowich	$97,500		$134,995		$—		$232,495
Vincent J. Ryan(5)	$89,250	(7)	$134,995	$22,768	$—		$247,013
Laurie A. Tucker(5)	$38,750		$—	$7,729	$—		$46,479
Alfred J. Verrecchia	$207,792		$134,995	$7,675	$—		$350,462

(1)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of RSUs granted in 2014 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. Each non-employee director, except for Ms. Allerton, Ms. Tucker and Mr. Little, was granted 4,373 RSUs on May 29, 2014. This amount was adjusted to 4,728 RSUs on November 4, 2014 as a result of the Special Distribution, except in the case of Mr. Ryan, whose entire award was cancelled in connection with his retirement from the Board on November 1, 2014. Ms. Allerton received an award of 2,672 RSUs on September 15, 2014 in connection with her appointment to the Board, and this amount was adjusted to 2,889 on November 4, 2014 as a result of the Special Distribution. As of December 31, 2014, non-employee directors held options to acquire shares of our Common Stock and held RSUs as shown in the table below. All options reflected in the table below are fully vested and all RSUs reflected are unvested but shall vest in full on May 28, 2015.

Name	Option Awards (#)	Restricted Stock Unit Awards (#)	Total (#)
Jennifer Allerton	—	2,889	2,889
Ted R. Antenucci	—	4,728	4,728
Pamela M. Arway	—	4,728	4,728
Clarke H. Bailey	52,494	4,728	57,222
Kent P. Dauten	42,722	4,728	47,450
Paul F. Deninger	13,390	4,728	18,118
Per-Kristian Halvorsen	—	4,728	4,728
Michael W. Lamach	—	4,728	4,728
Arthur D. Little	—	—	—
Walter Rakowich	—	4,728	4,728
Vincent J. Ryan	—	—	—
Laurie A. Tucker	15,555	—	15,555
Alfred J. Verrecchia	18,290	4,728	23,018

(2)
Messrs. Antenucci, Bailey, Rakowich, Ryan and Verrecchia elected to defer 100% of their RSUs granted in 2014 pursuant to the DDCP.

(3)
No stock options were granted in 2014 to any director, and the amounts reported in the "Option Awards" column represent the incremental grant date fair value associated with the adjustment of previously granted stock options in connection with the Special Distribution, which adjustment was effected to maintain the same intrinsic value of the option awards before and after the impact of the cash portion of the Special Distribution. The incremental fair value is computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014. These amounts were not paid to or realized by the director in 2014.

(4)
Ms. Arway joined the Board on May 29, 2014. Ms. Allerton joined the Board on September 15, 2014.

(5)
Mr. Little and Ms. Tucker retired from the Board following the 2014 annual meeting on May 29, 2014. Mr. Ryan retired from the Board on November 1, 2014.

(6)
The amounts reported in the "All Other Compensation" column for Messrs. Bailey and Little and Ms. Arway consist of amounts paid for health and dental plan coverage.

(7)
Mr. Ryan deferred 100% of his cash compensation pursuant to the DDCP.

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors, non-employee directors were paid an annual retainer of $70,000 in 2014, and committee members and committee chairmen received annual retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Annual Committee Member Retainer	$10,000	$7,500	$7,500	$7,500	$7,500
Annual Committee Chairman Retainer	$15,000	$10,000	$8,000	$8,000	$8,000

        In addition, in 2014 the Independent Chairman received an annual retainer of $100,000, and non-employee directors received annual grants of RSUs for the number of shares of our Common Stock equal to $135,000 divided by the fair market value (as defined in the 2002 Plan) on the date of grant. The RSUs will vest 100% on the first anniversary of the grant (or, if earlier, the Company's annual meeting that is closest to the one year anniversary of the grant). Newly elected non-employee directors will receive a pro-rated grant as of the date of their election.

        The DDCP allows non-employee directors to defer the receipt of between 5% and 100% of their retainers. Non-employee directors may also defer some or all of their annual RSU grant under the DDCP. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the retainers, fees and awards are earned. The Company does not contribute any matching, profit-sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chairman of the Compensation Committee and the executive vice president, human resources.

Modifications to Director Compensation for 2015

        The Nominating and Governance Committee annually reviews, with assistance from compensation consultants, the compensation of our directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

        Effective January 2015, following a market analysis of director compensation conducted by our Nominating and Governance Committee, with assistance from Pay Governance, we modified our non-employee director compensation plan to (1) increase the annual committee member retainer for the Compensation, Nominating and Governance, Finance and Risk and Safety Committees from $7,500 to $9,000, (2) increase the annual retainer for the Compensation Committee chair from $10,000 to $15,000 and (3) provide that the annual RSU award fully vest at the time of grant.

Director Stock Ownership Guidelines

        In December 2010, the Company adopted stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Our directors who are also employees of the Company are subject to the Company's executive stock ownership guidelines described on page 49 of this Proxy Statement. The Company established this program to help align long-term interests of directors with stockholders. The stock ownership guidelines require each director to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested restricted stock, RSUs, performance shares or PUs, having a value equal to five times the director's annual cash retainer earned for serving on the Board. Under the stock ownership guidelines, shares of Common Stock that are held in margin accounts or otherwise pledged to secure loans are not counted towards the ownership minimum.

        Compliance with the stock ownership guidelines is measured by multiplying the number of shares of the Company's Common Stock owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever a director does not meet the above minimum ownership threshold, such director is required to retain an amount equal to 50% of the net shares received as a result of the settlement or vesting of restricted stock, RSUs, performance shares or PUs or the exercise of stock options. "Net shares" are those shares that remain after shares are sold or netted to pay any applicable taxes or purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

        After its annual review of the Company's incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company. The process undertaken to reach this conclusion involved an analysis of the Company's compensation plans by management and the Compensation Committee.

        As described on page 16 of this Proxy Statement, the committee of the Board assigned responsibility for an area of risk receives reports from the Company executives accountable for understanding and mitigating the identified risk and then assesses such reports and independently considers the severity of the risk and mitigating factors.

        In the case of compensation risk, management and the Compensation Committee discussed management's assessment of the risks that may exist in the Company's compensation plans and the factors that mitigate the creation of material risks to the Company by those plans. The management team's assessment was conducted by senior personnel within the human resources and legal departments, including personnel who focus on compensation.

        The management assessment focused on the material elements of the Company's compensation plans for all employees, including (1) the components of compensation that are materially similar to the components of compensation offered to the Company's Named Executive Officers discussed in the "Executive Compensation" section of this Proxy Statement, (2) specific performance measures used for employees and (3) the mix between short-term and long-term compensation, as well as factors in the Company's programs that mitigate potential risks. Management's analysis noted that several factors mitigated excessive risk taking to achieve goals tied to compensation, including (1) individual employee incentive compensation amount maximums, (2) aligning individual performance targets with Company-wide performance, (3) the use of more than one performance metric for short-term and long-term incentives, (4) the adoption of multi-year performance goals in the performance unit portion of the long-term incentive program, (5) setting reasonably attainable goals for all employees, (6) the internal processes and controls for calculating and reviewing bonus payouts, (7) stock ownership requirements for our CEO and Executive Vice Presidents, (8) having a clawback policy for executive officers and (9) having a combination of short-term and long-term incentive payouts.

        In the Compensation Committee's review of the Company's compensation plans, the Compensation Committee considered management's assessment of the various elements of the Company's compensation program and factors that mitigate unreasonable risk taking. The Compensation Committee then conducted its own assessment through a discussion of the potential risks and the factors that mitigate risk. The Compensation Committee concluded, based on a combination of factors, including the structure and components of the plans, that the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was, during 2014, an officer or employee of the Company or was formerly an officer of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to "Certain Relationships and Related Transactions," below, for additional information. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

Certain Relationships and Related Transactions

        The Board has adopted a written Related Person Transaction Policies and Procedures, or the Related Persons Policy, which provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving the Company, amounts in excess of $120,000 and a Related Person (a term that includes executive officers, directors, nominees for election as directors, beneficial owners of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest and whether the transaction is material, among other considerations. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be approved by the chairman of the Audit Committee in accordance with such Policy. The chairman shall report any such approvals at the next Audit Committee meeting. If the Company becomes aware of a transaction with a Related Person that has not been approved by the Audit Committee prior to its consummation, the matter shall be reviewed by the Audit Committee. The Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with Related Persons. There were no new transactions with related persons that required the review of our Audit Committee in 2014.

        Paul F. Deninger, one of our directors, is a senior managing director at Evercore. In May 2013, we entered into an agreement with Evercore, or the Evercore Engagement, which was amended and restated in August 2013, pursuant to which Evercore agreed to provide financial advisory services to us in exchange for an aggregate fee of up to $3,000,000. In connection with the Evercore Engagement, Mr. Deninger agreed, and Evercore represented, that Mr. Deninger would not be involved with the Evercore Engagement and would not receive any fees or direct compensation in connection with the Evercore Engagement. The Evercore Engagement was approved by the Audit Committee in accordance with our Related Persons Policy. In 2013 we incurred $2,750,000 of fees associated with the Evercore Engagement, including fees associated with the amendment of our credit agreement in August 2013 and discounts and commissions attributable to Evercore's participation as one of the underwriters in our debt offerings in August 2013, as well as monthly retention fees. Effective December 31, 2013, Evercore completed its obligations to provide services under the Evercore Engagement, and the Company incurred the final $250,000 of fees associated with the Evercore Engagement in 2014 and made the final payment of $250,000 in 2015. No additional payments are due under the Evercore Engagement.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2014. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by AU 380 of Public Company Accounting Oversight Board, or PCAOB, Standards (as amended), Communications With Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 27, 2015. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

AUDIT COMMITTEE WALTER C. RAKOWICH, CHAIRMAN JENNIFER ALLERTON TED R. ANTENUCCI KENT P. DAUTEN

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in Item 3 above.

        The Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2013 and December 31, 2014 were as follows:

	FY 2013	FY 2014
Audit Fees	$5,088,000	$6,581,000
Audit-Related Fees(1)	3,048,000	1,337,000
Tax Fees(2)	3,604,000	2,618,000

Deloitte & Touche LLP Total Fees	$11,740,000	$10,536,000

(1)
Audit Related Fees include reviews of proposed accounting, tax and system changes performed in connection with our conversion to a REIT, effective January 1, 2014.

(2)
Tax Fees include tax compliance work and consulting relating to our conversion to a REIT and other tax planning matters in 2013 and 2014.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2013 and 2014 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit Committee approved the engagement of Deloitte to provide non-audit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2014, the Company's executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons except that late reports were filed on December 24, 2014 relating to the acquisition by Ted R. Antenucci, Clarke H. Bailey, Per-Kristian Halvorsen, Michael W. Lamach, Walter C. Rakowich and Alfred J. Verrecchia of "phantom" shares based on the Company's Common Stock on December 15, 2014 pursuant to an automatic dividend purchase under the Iron Mountain Incorporated Directors Deferred Compensation Plan, which is managed by New York Life Retirement Plan Services on behalf of Messrs. Antenucci, Bailey, Halvorsen, Lamach, Rakowich and Verrecchia.

OTHER MATTERS

Other Matters Brought Before the Meeting

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, telephone number (617) 535-4766.

By Order of the Board of Directors
ERNEST W. CLOUTIER, Secretary

April 13, 2015

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M90383-P64831-Z65263 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! For Against Abstain IRON MOUNTAIN INCORPORATED INVESTOR RELATIONS ONE FEDERAL STREET BOSTON, MA 02110 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IRON MOuNTAIN INcORPORATED 1b. Ted R. Antenucci 1a. Jennifer Allerton 1g. Per-Kristian Halvorsen 1e. Kent P. Dauten 1c. Pamela M. Arway 1d. Clarke H. Bailey 1f. Paul F. Deninger 1h. William L. Meaney 1i. Walter C. Rakowich 1j. Alfred J. Verrecchia 1. For the election of ten (10) directors to the Iron Mountain Incorporated Board of Directors for a one-year term or until their successors are elected and qualified. Nominees: The Board of Directors recommends you vote FOR the following: 2. The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the Iron Mountain Incorporated Proxy Statement. 3. The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2015. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The Board of Directors recommends you vote FOR proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M90384-P64831-Z65263 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IRON MOuNTAIN INcORPORATED Annual Meeting of Stockholders May 28, 2015, 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints William L. Meaney and Ernest W. Cloutier, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 28, 2015 at 9:00 AM, local time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, MA 02109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting. continued and to be signed on reverse side

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IRON MOUNTAIN INCORPORATED NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2015
IRON MOUNTAIN INCORPORATED PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS To be held on May 28, 2015 GENERAL INFORMATION
ITEM 1 ELECTION OF DIRECTORS
Directors Not Standing for Re-Election
Committee Membership
ITEM 2 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
ITEM 3 RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Payouts of Short-Term Incentive Compensation
COMPENSATION TABLES
Summary Compensation Table for 2012, 2013 and 2014
2014 Awards
2013 Awards
2012 Awards
Grants of Plan-Based Awards for 2014
Outstanding Equity Awards at Fiscal Year-End for 2014
Option Exercises and Stock Vested at Fiscal Year-End for 2014
Non-Qualified Deferred Compensation for 2014
Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program
Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program in Connection with a Change in Control
DIRECTOR COMPENSATION
CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS
ADDITIONAL INFORMATION
OTHER MATTERS